MORGUARD REAL ESTATE INVESTMENT TRUST

Landlord

- and -

DELPHAX TECHNOLOGIES CANADA LIMITED

Tenant

LEASE OF INDUSTRIAL SPACE

SINGLE TENANT INDUSTRIAL PROJECT

LEASED PREMISES:	5030/5040 Timberlea Blvd. Mississauga, Ontario L4W 2S5

I N D E X

SECTIONPAGE
	Term Sheet	1
	ARTICLE 1.00 - DEFINITIONS
1.01	Definitions	3
	ARTICLE 2.00 - GRANT OF LEASE AND GENERAL COVENANTS
2.01	Grant	3
2.02	Landlord's General Covenants	3
2.03	Tenant's General Covenants	3
	ARTICLE 3.00 - TERM AND POSSESSION
3.01	Term	4
3.02	(Intentionally Deleted)	4
3.03	(Intentionally Deleted)	4
3.04	Acceptance of Leased Premises	4
	ARTICLE 4.00 - RENT
4.01	Rent	4
4.02	(Intentionally Deleted)	4
4.03	Intent	5
4.04	Payment of Rent - General	5
4.05	Partial Month	5
4.06	Payment of Tenant's Occupancy Costs	5
4.07	Area Determination	6
4.08	(Intentionally Deleted)	6
	ARTICLE 5.00 - USE, OCCUPATION AND CONTROL
5.01	Use of Leased Premises	7
5.02	Compliance with Laws	7
5.03	Prohibited Uses	8
5.04	Hazardous Use	8
5.05	Tenant’s Security Interest	8
5.06	Rules and Regulations	8
5.07	Permitted Signs	8
5.08	Window Coverings	8
5.09	Authorization of Enquiries	8
5.10	Records	9
5.11	Overloading	9
5.12	Telecommunications	9
	ARTICLE 6.00 - MAINTENANCE, REPAIR AND ALTERATIONS
	BY LANDLORD
6.01	Maintenance, Repair and Replacement	9
6.02	Alterations by Landlord	9
6.03	Access by Landlord	9
6.04	Energy Conservation	9
6.05	Supervision and Extended Services	10
6.06	Landlord's Work	10
6.07	Interruption	10
	ARTICLE 7.00 - PAYMENT FOR SERVICES AND MAINTENANCE, REPAIR AND
	ALTERATIONS BY TENANT
7.01	Utilities	10
7.02	Heating, Ventilation and Air Conditioning	10
7.03	Alterations by Tenant	10
7.04	Tenant's Trade Fixtures and Personal Property	11
7.05	Maintenance and Repair	11
7.06	Inspection	12
7.07	Failure to Maintain	12
7.08	Liens	12
7.09	Roof	12
	ARTICLE 8.00 - TAXES
8.01	Taxes Payable by Landlord	12
8.02	Taxes Payable by Tenant	13
8.03	GST	13
8.04	Right to Contest	13
	ARTICLE 9.00 - INSURANCE, LIABILITY AND ENVIRONMENTAL
9.01	Landlord's Insurance	13
9.02	Tenant's Insurance	14
9.03	Placement of Tenant’s Insurance by Landlord	15
9.04	Limitation of Landlord's Liability	15
9.05	Environmental Issues	15
	ARTICLE 10.00 - DAMAGE AND DESTRUCTION
10.01	Limited Damage	18
10.02	Major Damage	18
10.03	No Abatement	18
10.04	Notify Landlord	18
10.05	Expropriation	18
	ARTICLE 11.00 - DEFAULT
11.01	Arrears	19
11.02	Costs of Enforcement	19
11.03	Performance of Tenant's Obligations	19
11.04	Remedies on Default	19
11.05	Availability of Remedies	20
11.06	Waiver	20
11.07	Waiver of Exemption and Redemption	21
11.08	Companies' Creditors Arrangement Act	21
	ARTICLE 12.00 - ASSIGNMENT, SUBLETTING AND OTHER TRANSFERS
12.01	Request for Consent	21
12.02	Basis for Consent	21
12.03	Terms and Conditions Relating to Consents	22
12.04	Subsequent Transfers	22
12.05	Profit Rents upon Transfers	22
12.06	Advertising	22
12.07	Grant of Security Interest by Transferee	23
	ARTICLE 13.00 - TRANSFERS BY LANDLORD
13.01	Sale, Conveyance and Assignment	23
13.02	Effect of Transfer	23
13.03	Subordination	23
13.04	Attornment	23
13.05	Effect of Attornment	23
13.06	Repurchase	23
	ARTICLE 14.00 - SURRENDER
14.01	Possession and Restoration	24
14.02	Tenant's Trade Fixtures and Personal Property	24
14.03	Overholding	24
	ARTICLE 15.00 - GENERAL
15.01	Estoppel Certificates	25
15.02	Entire Agreement	25
15.03	Registration of Lease	25
15.04	(Intentionally Deleted)	25
15.05	"For Lease" Signs	25
15.06	Unavoidable Delays	25
15.07	Limitation of Recourse	25
15.08	Notice	26
15.09	Delegation of Authority	26
15.10	Relationship of Parties	26
15.11	Governing Law	26
15.12	Amendment or Modification	26
15.13	Legal and Administration Costs	26
15.14	Construction	26
15.15	Captions and Headings	26
15.16	Interpretation	27
15.17	Time of the Essence	27
15.18	Successors and Assigns	27
15.19	Counterparts	27
15.20	Further Schedules	27
15.21	Independent Legal Advice	27
15.22	No Offer	27
15.23	(Intentionally Deleted	27
15.24	Survival of Covenants and Indemnities	28
15.25	Exculpatory Provisions	28
15.26	Brokerage Commissions	28
15.27	Covenants to be Performed at Landlord's Option	28
15.28	Radiation	28
15.29	Underground and Aboveground Storage Tanks	28

SCHEDULES

Schedule A	—	Plan of Project
Schedule A1	—	Legal Description of Land
Schedule B	—	Definitions
Schedule C	—	Rules and Regulations
Schedule D	—	Landlord's and Tenant's Work
Schedule E	—	Additional Covenants, Agreements and Conditions (if any)
Schedule F	—	(Intentionally Deleted)
Schedule G	—	Security Interest - Remedies on Default
Schedule H	—	Contents of Leased Premises
Schedule I	—	Certificate of Compliance

PAGE 1 OF TERM SHEET — FORMING PART OF LEASE OF INDUSTRIAL SPACE — SINGLE TENANT

1.	(a)	LANDLORD: MORGUARD REAL ESTATE INVESTMENT TRUST
ADDRESS:
c/o Morguard Investments Limited TELEPHONE: 905.281.3800
800-55 City Centre Drive FAX NUMBER: 905.281.4826
Mississauga, Ontario
L5B 1M3
Attention: Vice President, Property
Management, Office/Industrial, Eastern Canada

(b) LANDLORD’S HEAD OFFICE:

c/o Morguard Investments Limited	TELEPHONE: 905.281.3800
800 – 55 City Centre Drive	FAX NUMBER:	905.281.1800
Mississauga, ON L5B 1M3

Attention: President

(c) Landlord’s “Environmental Contact”: Toronto Industrial Operations Manager

(d)	Morguard Realty Holdings Inc. holds registered title to the Project as nominee of the Landlord *

2.	TENANT (legal name):	DELPHAX TECHNOLOGIES
CANADA LIMITED
TELEPHONE: 905.238.2961
	ADDRESS:	FAX NUMBER: 905.238.3402
5030-5040 Timberlea Blvd.
Mississauga, Ontario
L4W 2S5
Attention: Ray Vella
Sean Gallagher
	TENANT'S HEAD OFFICE:	TELEPHONE:
FAX NUMBER:
3.	PROJECT NAME:	5030-5040 Timberlea Blvd.
	MUNICIPAL ADDRESS OF PROJECT:	5030-5040 Timberlea Blvd.
Mississauga, Ontario

4. LEASED PREMISES:

Attached as Schedule A to this Lease is a plan of the Project showing the Leased Premises by hatching.

5. RENTABLE AREA OF BUILDING:

178,878 square feet subject to adjustment in accordance with the definition of Rentable Area and Section 4.07.

6.	(a)	SECURITY DEPOSIT:	$0.00	(SECTION 4.02)
	(b)	OTHER DEPOSIT:	$0.00	(towards first month’s Rent)
			$0.00	(towards last month’s Rent)

PAGE 2 OF TERM SHEET — FORMING PART OF LEASE OF INDUSTRIAL SPACE — SINGLE TENANT

7.	TERM:	5 years, 0 months, 0 days.

	(a)	FIRST DAY OF TERM:	December 1, 2006

	(b)	LAST DAY OF TERM:	November 30, 2011

8. BASIC RENT:

From: December 1, 2006 To: November 30, 2007 $1,010,660.70 per annum $84,221.73 per mo. calculated at a rate of $5.65 per square foot per annum of the Rentable Area of the Leased Premises;

From: December 1, 2007 To: November 30, 2008 $1,037,492.40 per annum $86,457.70 per mo. calculated at a rate of $5.80 per square foot per annum of the Rentable Area of the Leased Premises;

From: December 1, 2008 To: November 30, 2009 $1,064,324.10 per annum $88,693.68 per mo. calculated at a rate of $5.95 per square foot per annum of the Rentable Area of the Leased Premises;

From: December 1, 2009 To: November 30, 2010 $1,091,155.80 per annum $90,929.65 per mo. calculated at a rate of $6.10 per square foot per annum of the Rentable Area of the Leased Premises;

From: December 1, 2010 To: November 30, 2011 $1,117,987.50 per annum $93,165.63 per mo. calculated at a rate of $6.25 per square foot per annum of the Rentable Area of the Leased Premises;

9.	USE OF LEASED PREMISES:

The Leased Premises shall be used solely for the purpose of office, warehousing, light manufacturing, assembly, laboratory and testing facilities (manufactures and distributes continuous feed and cut-sheet electronic page printing systems, print management software, high speed on-press variable printing systems, high-speed image output models and related components and supplies, and for no other purpose. The Leased Premises shall not be used for any use prohibited by Article 5.00 or Section 9.05.

Additional Covenants, Agreements and Conditions (if any) listed here are more particularly set out in Schedule E.

1.	Option

2.	Restoration

3.	Structural Defects

4.	Right of First Offer to Purchase

5.	Right of First Refusal to Purchase

6.	Consent to Sublease

LEASE OF INDUSTRIAL SPACE

SINGLE TENANT INDUSTRIAL PROJECT

THIS LEASE is made as of the 3rd day of August, 2005.

BETWEEN:

MORGUARD REAL ESTATE INVESTMENT TRUST

(the “Landlord”)

AND:

DELPHAX TECHNOLOGIES CANADA LIMITED

a company incorporated under the laws of the Province of Ontario

(the “Tenant”)

IN CONSIDERATION of the mutual covenants contained herein, the parties hereby agree as follows:

ARTICLE 1.00 — DEFINITIONS

1.01 Definitions — In this Lease the terms defined in Schedule B shall have the meanings designated therein respectively.

ARTICLE 2.00 — GRANT OF LEASE AND GENERAL COVENANTS

2.01 Grant — The Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord the Leased Premises, to have and to hold during the Term, subject to the terms and conditions of this Lease.

2.02 Landlord’s General Covenants — The Landlord covenants with the Tenant:

(a)	subject to the provisions of this Lease, for quiet enjoyment of the Leased Premises so long as the Tenant shall observe and perform all of the covenants and obligations of the Tenant herein; and

(b) to observe and perform all the covenants and obligations of the Landlord herein.

2.03 Tenant’s General Covenants — The Tenant covenants with the Landlord:

(a) to pay Rent without any deduction, abatement or set-off whatsoever; and

(b) to observe and perform all the covenants and obligations of the Tenant herein.

ARTICLE 3.00 — TERM AND POSSESSION

3.01 Term — The Term of this Lease shall begin on the Commencement Date and end on the date set out in Item 7(b) of the Term Sheet unless terminated earlier as provided in this Lease.

3.02 (Intentionally Deleted)

3.03 (Intentionally Deleted)

3.04 Acceptance of Leased Premises — Taking possession of, or occupation of, all or any part of the Leased Premises by the Tenant or its contractors or subcontractors shall be conclusive evidence as against the Tenant that the Leased Premises or such part thereof are in satisfactory condition on the date of possession or occupation subject only to latent defects and to deficiencies (if any) listed in writing in a notice delivered by the Tenant to the Landlord not more than 10 days after the date of possession or occupation.

ARTICLE 4.00 — RENT

4.01 Rent — The Tenant shall pay to the Landlord as Rent for the Leased Premises the aggregate of:

(a)	Basic Rent in respect of each year of the Term, payable in advance and without notice or demand in monthly instalments as set out in Item 8 of the Term Sheet commencing on the Commencement Date and on the first day of each calendar month thereafter during the Term;

(b)	Tenant’s Occupancy Costs, payable in monthly instalments at the times and in the manner provided in Section 4.06; and

(c)	all amounts (other than payments under Subsections 4.01(a) and (b)) payable by the Tenant to the Landlord under this Lease, at the times and in the manner provided in this Lease or, if not so provided, as reasonably required by the Landlord.

4.02 (Intentionally Deleted)

4.03 Intent — It is the purpose and intent of the Landlord and the Tenant that this Lease and the Rent payable under Section 4.01 shall be fully net and carefree to the Landlord. Accordingly, subject only to the exceptions stated herein, the Tenant will pay or will reimburse to the Landlord all expenses relating to the Leased Premises, their use and occupancy, their contents, or the business carried on therein, or the part of such costs attributable thereto. Nothing in this Lease shall limit the generality of this Section. The Tenant will not be responsible for the Landlord’s income taxes. Capital Tax and GST are not income taxes for the purposes of this Lease.

4.04 Payment of Rent — General — All amounts payable by the Tenant to the Landlord pursuant to this Lease shall be deemed to be Rent and shall be payable and recoverable as Rent in the manner herein provided and the Landlord shall have all rights against the Tenant for default in any such payment as in the case of arrears of Rent. Rent shall be paid to the Landlord in lawful money of Canada, without deduction, abatement or set-off at the local address of the Landlord set out in Item 1 of the Term Sheet or to such other Person or such other address as the Landlord may from time to time designate in writing. The Tenant’s obligation to pay Rent shall survive the expiration or earlier termination of this Lease. Any Rent or other sum received or accepted by the Landlord and paid by anyone other than the Tenant, on behalf of the Tenant, shall not release or in any way affect the covenants of the Tenant set out in this Lease and shall not be deemed to constitute or evidence the Landlord’s consent to a Transfer under Article 12.00. Any Rent or other sum received by the Landlord from or for the account of the Tenant while the Tenant is in default under this Lease may be applied at the Landlord’s option to the satisfaction in whole or in part of any of the obligations of the Tenant then due under this Lease in such manner as the Landlord sees fit, regardless of any designation or instruction of the Tenant to the contrary.

4.05 Partial Month — If the Commencement Date is a day other than the first day of a calendar month, or if the Term ends on any day other than the last day of a calendar month, Rent for the fractions of a month at the beginning and at the end of the Term shall be adjusted pro rata on a per diem basis.

4.06 Payment of Tenant’s Occupancy Costs

(1) Estimate and Payment

(a)	The Landlord shall deliver to the Tenant a written estimate or a written revised estimate of the Tenant’s Occupancy Costs for each Fiscal Year. The Tenant shall pay to the Landlord the amount so estimated in equal monthly instalments (except as otherwise required in this Section 4.06 with respect to Property Taxes) in advance over that Fiscal Year simultaneously with the Tenant’s payments on account of Basic Rent. If the Landlord does not deliver to the Tenant such an estimate, the Tenant shall continue to pay the Tenant’s Occupancy Costs based on the last such estimate delivered by the Landlord until a further estimate is delivered by the Landlord and the next payment on account of the Tenant’s Occupancy Costs shall be adjusted to take into account any over or under payment in the preceding instalments paid in the Fiscal Year to which the estimate or revised estimate relates. Notwithstanding the foregoing, as soon as bills for all or any portion of amounts included in Operating Costs as so estimated are received, the Landlord may bill the Tenant for same and the Tenant shall pay the Landlord such amounts so billed (less all amounts previously paid on account by the Tenant on the basis of the Landlord’s estimate as aforesaid) as Rent within 5 days following demand therefor.

(b)	Provided the Landlord has not directed the Tenant to pay Taxes directly to the taxing authority pursuant to Section 8.01, within a reasonable time after the date in each calendar year when the final instalment of Property Taxes is due in respect of commercial properties generally in the municipality in which the Project is located (the “Final Payment Date”), the Landlord shall deliver a statement (the “Tax Statement”) to the Tenant that: (i) specifies the amount of Taxes for the Property Tax Year; and (ii) sets out the total (the “Prepayment Total”) of amounts payable under this Subsection 4.06(1)(b) that have been paid by the Tenant between the Final Payment Date in the previous Property Tax Year and the Final Payment Date of the current Property Tax Year. If the Prepayment Total, less any amounts that were previously credited to the Tenant, and any amounts paid for arrears in respect of previous Property Tax Years, (the “Net Prepayment Total”) is less than the Taxes payable by the Tenant as specified in the Tax Statement, the Tenant shall pay the deficiency with the next monthly payment of Basic Rent. If the Net Prepayment Total exceeds the Taxes payable by the Tenant as specified in the Tax Statement, the Landlord shall, unless the Tenant is then in default under this Lease, credit the excess to the Tenant on account of the next succeeding payments of the Tenant’s Occupancy Costs. The Landlord may estimate Property Taxes for the Property Tax Year following the then current Property Tax Year and the Tenant shall continue after the Final Payment Date to make monthly payments in advance, in amounts determined by the Landlord, for periods determined by the Landlord. The monthly payments paid by the Tenant after the Final Payment Date shall be credited against the Tenant’s Occupancy Costs for the subsequent Property Tax Year.

(c)	Any portion of Taxes accrued with respect to the Term or any part thereof paid by the Landlord prior to the Commencement Date shall be reimbursed by the Tenant to the Landlord on the Commencement Date or on demand thereafter.

Notwithstanding the foregoing, the Landlord shall always have the right:

(i) to revise the amount of instalments on account of Property Taxes payable by the Tenant to an amount that allows the Landlord to collect all Property Taxes payable by the Tenant by the final due date of Property Taxes for the calendar year; and/or

(ii) to schedule and require payment by the Tenant of instalments on account of Property Taxes payable by the Tenant such that by the final due date of Property Taxes for any calendar year, the Tenant shall have paid to the Landlord the full amount of Property Taxes payable by the Tenant for such calendar year, which arrangement may include payment of instalments by the Tenant in a calendar year on account of Property Taxes payable by the Tenant for the next calendar year.

(2) Annual Statement and Adjustment - The Landlord shall deliver to the Tenant within 120 days after the end of each Fiscal Year or as soon after that date as the same shall be prepared by or for the Landlord, a written statement setting out in reasonable detail the amount of the Tenant’s Occupancy Costs for such Fiscal Year. If the total of monthly instalments of the Tenant’s Occupancy Costs actually paid by the Tenant to the Landlord during that Fiscal Year differs from the amount of the Tenant’s Occupancy Costs payable for that Fiscal Year under Subsection 4.01(b), the Tenant shall pay to the Landlord or, if the Tenant is not in default, the Landlord shall credit to the Tenant on account of the next succeeding payments of the Tenant’s Operating Costs and Taxes, as the case may be, the difference, without interest, within 30 days after the date of delivery of the statement.

(3) Disputes - If the Tenant disputes the Landlord’s statement setting out Operating Costs or the Tax Statement for any Fiscal Year, the Tenant shall provide notice thereof in writing to the Landlord within 60 days of delivery of the applicable statement in respect of that Fiscal Year. Notwithstanding delivery of such notice, the Tenant shall continue to pay Rent in accordance with the terms of this Lease. In the event of a dispute, the determination of the Tenant’s Occupancy Costs as made by the Landlord’s auditors shall be conclusive and binding upon both the Landlord and the Tenant. All costs of obtaining such determination shall be included in Operating Costs; provided that if the Landlord’s auditors confirm the Landlord’s calculations within a variance of 5%, the Tenant shall be solely responsible for the entire cost of such determination and shall pay such costs to the Landlord forthwith upon demand.

4.07 Area Determination — The Landlord and the Tenant agree that the Rentable Area of the Leased Premises, unless the parties otherwise agree in writing, is established at 178,878 square feet for the Term or any renewal periods thereof and that the Tenant shall be required to pay Rent based on this area. The Landlord may from time to time, as it deems necessary, cause the Rentable Area of the Building to be recalculated or remeasured and the cost thereof shall be included in Operating Costs (except as otherwise provided in this Section 4.08). Upon any such recalculation or remeasurement, Rent (including without limitation Basic Rent) shall be adjusted accordingly. If any calculation or determination by the Landlord of the Rentable Area of the Building is disputed or called into question, it shall be calculated or determined by the Landlord’s architect or surveyor from time to time appointed for that purpose, whose certificate shall be conclusive and binding upon the parties hereto. The cost of such calculation or determination shall be included in Operating Costs; provided that if the Tenant disputes the Landlord’s calculation or determination and the calculation or determination by the Landlord’s architect or surveyor agrees with the Landlord’s calculation or determination within a 2% variance, the Tenant shall pay the full cost of such calculation or determination forthwith upon demand.

If any error shall be found in the calculation of the Rentable Area of the Building, Rent (including without limitation Basic Rent) shall be adjusted for the Fiscal Year in which the error is discovered and for the Fiscal Year preceding the Fiscal Year in which the error was discovered, if any, and thereafter, but not for any prior period.

4.08 (Intentionally Deleted)

ARTICLE 5.00 — USE, OCCUPATION AND CONTROL

5.01 Use of Leased Premises — The Tenant shall use and occupy the Leased Premises only for the purpose set out in Item 9 of the Term Sheet and shall not use or permit the Leased Premises or any part thereof to be used or occupied for any other purpose or business except as otherwise expressly permitted under this Lease or by any Person other than the Tenant and the Tenant may keep or permit in the Leased Premises only those materials and Pollutants set out in Schedule H (other than standard office furnishings and supplies). Schedule H (“Contents of Leased Premises”) is an extension of this Section 5.01. Any change to the list of materials and Pollutants identified in Schedule H shall require the Landlord’s prior written consent which consent may be arbitrarily or unreasonably withheld by the Landlord and, if granted, shall be evidenced by way of agreement amending this Lease.

The Tenant shall be responsible for obtaining at its expense all necessary approvals, licences and permits, including, but not limited to, zoning, development, building, occupancy and business approvals, licences and permits for its intended use of the Leased Premises and shall submit all applications for such approvals, licences and permits to the Landlord for its consent (which consent, if the application pertains to the zoning applicable to the Project or may adversely affect the value or use of the Project or any part thereof, may be arbitrarily withheld by the Landlord), prior to making application. Notwithstanding the Landlord’s consent to an application, the Tenant shall indemnify and defend the Landlord and hold it harmless from and against any and all Claims incurred or suffered by the Landlord directly or indirectly arising out of the Tenant’s application for such approvals, licences or permits or the resulting approvals, licences and permits with respect to the use, intended or otherwise, of the Leased Premises whether such Claims are in respect of the Leased Premises or in respect of the Building. The Landlord makes no representation or warranty, express or implied, respecting the present, future or intended use of the Leased Premises by the Tenant or respecting whether or not necessary approvals, licences and permits can be obtained for the Tenant’s use or intended use.

5.02 Compliance with Laws — The Tenant shall promptly and at its own cost comply with all present and future laws, regulations and orders relating to, and obtain and maintain in force all approvals, permits, licences and registrations required for, any of the following:

(a) the occupation or use of and the conduct of any business in or from the Leased Premises;

(b)	the condition of the Leasehold Improvements, fixtures, furniture and equipment installed therein;

(c)	Pollutants and the protection of the environment so far as those laws, regulations and orders or any of them relate to the Project; and

(d)	the making by the Tenant of any repairs, changes or improvements in or to the Project;

and the Tenant shall immediately give written notice to the Landlord of the occurrence of any event in the Leased Premises constituting an offence thereunder or being in breach thereof and if the Tenant shall, either alone or with others, cause the happening of any such event, the Tenant shall immediately give the Landlord notice to that effect and thereafter give the Landlord from time to time written notice of the extent and nature of the Tenant’s compliance with the foregoing provisions of this Section.

The Tenant agrees that if the Landlord determines in its sole discretion that the Landlord, its property, its reputation or the Leased Premises or any one or more of the foregoing is placed in any jeopardy, as determined by the Landlord, by the requirements for any work required to ensure compliance with the foregoing provisions of this Section 5.02, or the Tenant is unable to fulfil its obligations under this Section, the Landlord may itself undertake such work or any part thereof at the cost and expense of the Tenant.

The Tenant shall, at its own expense, remedy any damage to the Leased Premises caused by such event or work or by the performance of the Tenant’s obligations under this Section.

If alterations or improvements to the Leasehold Improvements or to the Leased Premises are necessary to comply with any of the foregoing provisions of this Section or with the requirements of insurance carriers, the Tenant shall forthwith complete such work, complying always with the applicable provisions of this Lease, to the extent that it can be done within the Leased Premises and in any event shall pay the entire cost of alterations and improvements so required.
In the event that structural repairs or upgrading of the Building, including but not limited to seismic upgrading, is required to permit the Tenant’s use, the Landlord may, at its sole discretion, terminate this Lease.

5.03 Prohibited Uses — The Tenant shall not commit, cause or permit any nuisance in or about or any damage to the Leased Premises or any part thereof, the Building, the Project or any of the Leasehold Improvements or goods or fixtures therein, any overloading of the floors of the Leased Premises or any use or manner of use causing annoyance to the owners and/or occupants of properties in the immediate vicinity of the Project. Without limiting the generality of the foregoing, the Tenant shall not use or permit the use of any portion of the Leased Premises for any dangerous, illegal, noxious, odorous or offensive trade, business or occurrence. The Tenant shall keep the Leased Premises free of debris, Pollutants and anything of a dangerous, noxious, odorous or offensive nature or which could create a fire hazard (through undue load on electrical circuits or otherwise) or vibration, heat, odour or noise detectable outside the Leased Premises in the sole discretion of the Landlord. The Tenant shall not use equipment in the Leased Premises in a manner that results in its being seen or heard outside the Leased Premises.

5.04 Hazardous Use — The Tenant shall not do, omit to do or permit to be done anything which will cause or may have the effect of causing the cost of the Landlord’s insurance in respect of the Project or any part thereof to be increased at any time during the Term or any policy of insurance on or relating to the Project to be subject to cancellation. Without waiving or limiting the foregoing prohibition, the Landlord may demand and the Tenant shall pay to the Landlord upon demand, the amount of any increase in the cost of insurance caused by anything so done or omitted or permitted to be done. The Tenant shall forthwith upon the Landlord’s request comply with the requirements of the Landlord’s insurers, cease any activity complained of and make good any circumstance which has caused any increase in insurance premiums or the cancellation or threatened cancellation of any insurance policy. In determining the amount of increased premiums for which the Tenant is responsible, a schedule or statement issued by the Person who computes the insurance rates for the Landlord showing the components of the rate shall be conclusive evidence of the items that make up the rate. If any policy of insurance in respect of the Project or any part thereof is cancelled or becomes subject to cancellation by reason of anything so done or omitted or permitted to be done, the Landlord may without prior notice terminate this Lease and re-enter the Leased Premises.

5.05 Tenant’s Security Interest — The Tenant shall not, without the Landlord’s prior written consent, create a security interest in Leasehold Improvements installed by the Tenant or the Landlord in the Leased Premises.

5.06 Rules and Regulations — The Tenant shall observe and cause its employees, servants, agents, invitees, customers, subtenants, licensees and others over whom the Tenant can reasonably be expected to exercise control to observe the rules and regulations attached as Schedule C hereto and such further and other reasonable rules and regulations and amendments and additions thereto as may be made by the Landlord and notified to the Tenant by mailing a copy thereof to the Tenant or by posting same in a conspicuous place in the Building. All such rules and regulations now or hereafter in force shall be read as forming part of this Lease; provided that if there is a conflict between the rules and regulations and this Lease, the terms of this Lease shall prevail.

5.07 Permitted Signs — The Tenant may install and maintain at its cost an identification sign on the exterior of the Building, which shall be subject to the prior written approval of the Landlord, shall be in accordance with the sign criteria established by the Landlord from time to time for the Project, and shall comply with all applicable by-laws, regulations and codes. Such sign shall contain only the name under which the Tenant carries on business.

The Tenant shall not place any other sign, advertisement or decoration in or upon the Leased Premises so as to be visible from outside the Leased Premises or install or erect any fence, aerial, satellite dish or mast or do any exterior painting or make any change to the building front except with the prior written consent of the Landlord, which consent may be arbitrarily withheld or rescinded. Should the Landlord at any time object to any sign, symbol, notice, lettering, decoration or display either affixed to or visible from the outside of the Leased Premises, or to any fence, aerial, satellite dish, mast or exterior painting, the Tenant shall remove the same forthwith at its cost, repair any damage caused by such removal and indemnify the Landlord against any Claims arising therefrom.

5.08 Window Coverings — Without the prior written consent of the Landlord, the Tenant shall not install any blinds, drapes, curtains, awnings or any other window coverings in the Building and shall not remove, add to or change the blinds, drapes, curtains or other window coverings installed by the Landlord from time to time.

5.09 Authorization of Enquiries — The Tenant hereby authorizes the Landlord to make enquiries from time to time of any government or municipality or governmental or municipal agency with respect to the Tenant’s compliance with any and all laws and regulations pertaining to the Tenant or the business conducted in the Leased Premises including, without limitation, laws and regulations pertaining to Pollutants and the protection of the environment; and the Tenant covenants and agrees that the Tenant shall from time to time provide to the Landlord such written authorization as the Landlord may reasonably require in order to facilitate the obtaining of such information.

5.10 Records — The Tenant shall keep on the Leased Premises or at the Tenant’s head office complete records of all goods stored on, or processed, manufactured, packaged or used in any process in the Leased Premises by the Tenant and by any other occupant of the Leased Premises or any part thereof. The Landlord may examine such records and the Tenant shall provide extracts from or copies thereof all as required by the Landlord from time to time. This requirement to maintain such records shall survive the expiry or earlier termination of the Term.

5.11 Overloading — The Tenant shall not install or permit the installation of equipment or storage of items that, in the opinion of the Landlord’s engineer, overloads the capacity of any utility or of any electrical or mechanical facility in the Project or which may exceed the load-bearing capacity of the floors of the Building. If damage is caused to the Building or to the Project as a result of any installation in contravention of this Section, the Tenant shall repair the damage or, at the Landlord’s option, pay to the Landlord on demand the cost of repairing the damage incurred by the Landlord.

5.12 Telecommunications

(1) The Tenant may utilize a telecommunication service provider of its choice with the Landlord’s prior written consent, which consent shall not be unreasonably withheld, subject to the provisions of this Lease, including but not limited to the following:

(a)	prior to commencing any work in the Project, the service provider shall execute and deliver the Landlord’s standard form of licence agreement;

(b)	the Landlord shall incur no expense or liability whatsoever with respect to any aspect of the provision of telecommunication services, including without limitation, the cost of installation, service, materials, repairs, maintenance, removal, interruption or loss of telecommunication service; and

(c)	the Tenant shall indemnify and hold harmless the Landlord for all losses, claims, demands, expenses and judgments against the Landlord caused by or arising out of, either directly or indirectly, any acts or omissions by the service provider or the Tenant or those for whom either of them is responsible at law.

(2) The Tenant shall be responsible for the costs associated with the supply and installation of telephone, computer and other communication equipment and systems and related wiring within the Leased Premises to the boundary of the Leased Premises for hook up or other integration with telephone and other communication equipment and systems of a telephone or other communication service provider, which equipment and systems of the service provider are located or are to be located in the Building pursuant to the Landlord’s standard form of licence agreement and, subject to the provisions of Section 14.01, for the removal of same.

ARTICLE 6.00 — MAINTENANCE, REPAIR AND ALTERATIONS BY LANDLORD

6.01 Maintenance, Repair and Replacement — At the expense of the Tenant, the Landlord, or at the Landlord’s option, the Tenant shall maintain, repair and replace the systems, facilities and equipment necessary for the proper operation of the Project (except as may be installed by or be the property of the Tenant) and shall maintain and repair the foundations, structure and roof of the Building and repair damage to the Building which the Landlord is obligated to insure against under Article 9.00.

6.02 Alterations by Landlord — The Landlord may from time to time dedicate for public purposes part or parts of the Project if so required by any authority having jurisdiction.

6.03 Access by Landlord — The Tenant shall permit the Landlord to enter the Leased Premises at any time in case of an emergency or a health related issue, either real or perceived, and otherwise during normal business hours as the Landlord may reasonably require to: (i) examine, inspect and show the Leased Premises for purposes of leasing, sale or financing; (ii) provide Services or make repairs, replacements, changes or alterations as provided for in this Lease; or (iii) take such steps as the Landlord may deem necessary for the safety, improvement or preservation of the Leased Premises or the Project. The Tenant shall cooperate with the Landlord in any such showing of the Leased Premises. The Landlord shall, whenever possible, consult with or give reasonable notice to the Tenant prior to entry but no such entry shall constitute an eviction or a breach of the Landlord’s covenant for quiet enjoyment or entitle the Tenant to any abatement of Rent.

6.04 Energy Conservation — The Landlord shall not be in default of its obligations under this Lease if it acts in accordance with a directive, policy or request of an authority having jurisdiction in the field of energy conservation, security or environmental matters.

6.05 Supervision and Extended Services — The Landlord may supervise any work done by the Tenant in the Leased Premises and the moving of heavy articles. In each case, the Tenant shall pay the Landlord’s costs and expenses together with a reasonable administration fee promptly upon receipt of invoices.

6.06 Landlord’s Work — The Tenant agrees that it has entered into this Lease on the express understanding that, unless otherwise specifically provided in Schedule D or Schedule E, the Leased Premises are being leased “as is” and that the Landlord’s work in respect of the Leased Premises is limited to the scope delineated as Landlord’s work in Schedule D. All other improvements to the Leased Premises shall be performed at the sole expense of the Tenant in accordance with the terms of this Lease including, but not limited to, Section 7.03.

6.07 Interruption — The Landlord’s obligations under this Article 6.00 are subject to the following limitations and restrictions:

(a)	if and so long as all or part of the systems, facilities and equipment in the Project or the supply of utilities to the Project are destroyed, damaged or interrupted, the Landlord shall have a reasonable time in which to complete any necessary repair or replacement and, during that time, shall only be required to maintain such services as are reasonably possible in the circumstances;

(b)	the Landlord shall not be liable under any circumstances for any consequential damage, whether direct or indirect, to any Person or property resulting from any failure to carry out its obligations under this Article 6.00;

(c)	no reduction or discontinuance of services under this Article 6.00 shall be construed as a breach of the Landlord’s covenant for quiet enjoyment or as an eviction of the Tenant or entitle the Tenant to any abatement of Rent or release the Tenant from any obligation under this Lease;

(d)	the Landlord shall have no responsibility for any inadequacy of performance of any systems within the Leased Premises if the Leased Premises or the use thereof depart from the design criteria for such systems as established by the Landlord for the Building;

(e)	the Landlord shall not be liable under any circumstances for any damage caused by interruption or failure of any satellite, telecommunications system, utility or wiring;

(f) nothing contained in this Article 6.00 shall derogate from Article 10.00; and

(g)	the Landlord shall not be required to expend more upon repair of damage to the Building which the Landlord is obliged to insure against under Article 9.00 than the proceeds of insurance actually received by the Landlord.

ARTICLE 7.00 — PAYMENT FOR SERVICES AND MAINTENANCE,
REPAIR AND ALTERATIONS BY TENANT

7.01 Utilities — The Tenant shall pay as same become due all rates, charges, costs and expenses as may be assessed or levied by any supplier of utilities to the Leased Premises.

7.02 Heating, Ventilation and Air Conditioning — The Tenant shall be responsible for the heating, ventilation and air conditioning of the Building and any or all parts thereof and shall be responsible for the costs of operating, repairing, replacing and maintaining the systems and facilities therefor in a good operating condition, to the satisfaction of the Landlord. The Tenant covenants, at its expense, to heat the Building at all times to a reasonable temperature for the reasonable use thereof, so that a comfortable level of temperature is maintained, and no part of the Building is damaged by frost, heat or humidity. The Landlord may at its sole discretion elect to provide the maintenance service for heating, ventilation and air conditioning under a uniform service contract, the cost of which shall be included in Operating Costs, plus an administration fee payable to the Landlord of 15% of such cost.

7.03 Alterations by Tenant — The Tenant may from time to time at its own expense make changes, additions and improvements to the Leased Premises to better adapt the same to its business, provided that any change, addition or improvement shall:

(a)	comply with the requirements of the Landlord’s insurers and any governmental or municipal authority having jurisdiction;

(b)	be made only if, prior to preparation of any plans and specifications and prior to commencement of any work in the Leased Premises, including, without limiting the generality of the foregoing, any demolition, construction or alterations, the Tenant has determined through testing at its own cost and expense what Pollutants, if any, are present in the Leased Premises and, if the Tenant fails to do so, the Tenant acknowledges and agrees that it shall indemnify and hold harmless the Landlord from and against any and all Claims growing or arising out of the Tenant’s failure to do so;

(c)	be made only after detailed plans and specifications therefor have been submitted to the Landlord and received the prior written approval of the Landlord, all at the expense of the Tenant, and should the Landlord provide its written approval, such approval shall not be deemed to mean that the proposed changes, additions or improvements comply with any existing or future municipal by-laws or any other applicable laws, by-laws, codes or requirements;

(d)	equal or exceed the then current standard for the Building;

(e)	be carried out in a good and workmanlike manner and, subject to Subsection 7.03 (c), only by Persons selected by the Tenant and approved in writing by the Landlord who shall, if required by the Landlord, deliver to the Landlord before commencement of the work, performance and payment bonds as well as proof of workers’ compensation and public liability and property damage insurance coverage, with the Landlord and the Landlord’s Agent and nominee (if any) named as additional insureds, in amounts, with companies and in a form reasonably satisfactory to the Landlord, which shall remain in effect during the entire period in which the work will be carried out;

(f)	to the extent that they relate to the roof, structure or to systems of the Building, be done by the Landlord, the Tenant’s contractors with the prior approval of the Landlord, at the expense of the Tenant;

(g)	not require the Landlord to do any work or incur any expense except as the Landlord may approve; and

(h)	be made only after the Tenant has provided to the Landlord evidence of all requisite permits and licences and any other information reasonably required by the Landlord.

Upon completion of such change, addition or improvement, the Tenant shall provide to the Landlord as-built drawings and/or a CAD disk of same in a format useable by the Landlord, together with evidence satisfactory to the Landlord of a final inspection of such change, addition or improvement (including inspection of mechanical and electrical systems where applicable) by the authority which issued the permit or licence for same.

The applicable provisions of Schedule D shall govern any work performed by the Tenant pursuant to this Section 7.03, mutatis mutandis.

7.04 Tenant’s Trade Fixtures and Personal Property — The Tenant may install in the Leased Premises its usual trade fixtures and personal property in a proper manner; provided that no installation or repair shall interfere with or damage the mechanical or electrical systems or the structure of the Building. If the Tenant is not then in default hereunder, the trade fixtures and personal property installed in the Leased Premises by the Tenant may be removed by the Tenant from time to time in the ordinary course of the Tenant’s business or in the course of reconstruction, renovation or alteration of the Leased Premises by the Tenant as required or permitted hereunder, subject to the provisions of Article 14.00 of this Lease, and provided that the Tenant promptly repairs at its own expense any damage to the Leased Premises and the Building resulting from the installation and removal and provided further that in the event of removal of trade fixtures except at the expiration of the Term, the Tenant shall promptly replace such trade fixtures with trade fixtures of equal or greater quality and value, subject to the provisions of Section 14.01.

7.05 Maintenance and Repair — Except to the extent that the Landlord elects to perform such work at the Tenant’s cost, the Tenant, at its cost, shall maintain, repair and replace (where applicable) the Leased Premises including, without limitation, all Leasehold Improvements so as to keep them in good order and condition, and in compliance with the requirements of all authorities having jurisdiction including, without limitation:

(a)	keeping the Leased Premises and surrounding area in a clean and tidy condition and free of debris and garbage;

(b)	painting the interior and exterior of the Building to the Landlord’s standards as specified by the Landlord’s architect or engineer at least every 5 years to prevent building deterioration, and cleaning and maintaining drapes and any other window coverings, floors and carpets as reasonably required by the Landlord;

(c)	making repairs and replacements, including structural, to, and maintaining the Leased Premises including, without limitation, the heating, air conditioning and ventilation apparatus, roof and roof membrane, internal and external glass within or on the exterior of the Leased Premises, doors, hardware, partitions, walls, fixtures, lighting and plumbing fixtures, wiring, piping, ceilings, floors, floor coverings and thresholds in the Building and the driveways, parking areas and facilities and grounds, including keeping the grass well cut and shrubs trimmed and replanting the grass and shrubs when required, and keeping the snow cleared from all public walkways, parking lots, driveways and loading areas adjacent to the Leased Premises as and when necessary or as reasonably required by the Landlord;

(d)	making all reasonable repairs and replacements as necessary or advisable as determined by the Landlord to keep the Leased Premises from deteriorating in value or condition (reasonable wear and tear excepted); and

(e)	at reasonable intervals and as otherwise required, oiling, cleaning and servicing the plumbing, heating, ventilating, air conditioning and other building services or equipment on the Leased Premises. The Tenant further agrees, subject to Section 7.02, during the Term to obtain normal and usual service and maintenance contracts for the care and upkeep of the heating, ventilating and air conditioning system on the Leased Premises and to promptly provide copies thereof to the Landlord or the Landlord’s Agent.

7.06 Inspection — The Landlord and its Consultants may from time to time enter upon the Leased Premises:

(a)	to inspect the Leased Premises, the building systems and equipment and their condition; and the Tenant shall, within 5 days from receipt of notice from the Landlord, at its own cost, make good any deficiency in the condition of the Leased Premises; and

(b)	to inspect any work being done by the Tenant, both during the course of such work and following completion thereof.

If the Landlord or the Landlord’s Agent shall determine that the work being done by the Tenant is in breach of this Lease or fails to comply with the requirements of this Lease in any respect, the Tenant shall forthwith remedy such breach or failure to comply and shall desist from continuing the same.

7.07 Failure to Maintain — If the Tenant fails to perform any obligation under this Article 7.00, then on not less than 5 days’ notice to the Tenant, the Landlord may enter the Leased Premises and perform the obligation without liability to the Tenant for any loss or damage thereby incurred. The Tenant shall promptly after receiving the Landlord’s invoice therefor reimburse the Landlord for all costs incurred by the Landlord in performing the obligation plus 20% of the costs for overhead and supervision.
7.08 Liens — The Tenant shall:

(a)	pay promptly when due all costs for work done or caused to be done or goods affixed by the Tenant in the Leased Premises which could result in any lien or encumbrance on the Landlord’s interest in the Project or any part thereof, or the filing or registration of any security interest or notice thereof;

(b)	keep the title to the Project, including every part thereof and the Leasehold Improvements, free and clear of any lien, encumbrance or security interest or notice thereof; and

(c)	indemnify and hold harmless the Landlord against any Claims arising out of the supply of goods, materials, services or labour for the work.

The Tenant shall immediately notify the Landlord of any lien, encumbrance, claim of lien, security interest, or notice thereof or other action of which it has, or reasonably should have, knowledge and which affects the title to the Project or any part thereof and, except for those contemplated by Section 15.23, shall cause the same to be removed within 5 Business Days (or such additional time as the Landlord may consent to in writing), failing which the Landlord may take such action as the Landlord deems necessary to remove same and the entire cost thereof shall immediately become due and payable by the Tenant to the Landlord. The Tenant shall not affix or cause to be affixed to the Project any goods acquired under conditional sale or with respect to which any lien, encumbrance or security interest exists. The Landlord may from time to time post such notices in such places on the Leased Premises as the Landlord considers advisable to prevent or limit the creation of any liens upon the Project or any part thereof.

7.09 Roof — The Tenant shall not be entitled to install upon the roof of the Building any equipment except as consented to in writing by the Landlord, which consent may be arbitrarily withheld, but if given shall be subject to whatever conditions the Landlord, in its sole discretion, deems necessary in the circumstances.

ARTICLE 8.00 — TAXES

8.01 Taxes Payable by Landlord — The Landlord covenants and agrees to pay all Taxes assessed against the Landlord or the Project on account of its ownership when due (except for Business Taxes payable directly to the taxing authority by the Tenant under Subsection 8.02(b)) and subject to the provisions hereinafter contained in this Article 8.00. Provided however, that the Landlord may defer payment of any such Taxes or defer compliance with any statute, law, by-law, regulation or ordinance in connection with the levy of such Taxes in each case to the fullest extent permitted by law as long as it shall diligently prosecute any contest or appeal of such Taxes. Notwithstanding the foregoing or the provisions of Section 4.06, the Landlord may by notice in writing direct the Tenant to pay all such Taxes directly to the taxing authority and to provide receipts for such payments within 5 Business Days of the Landlord’s request therefore.

8.02 Taxes Payable by Tenant — The Tenant shall pay promptly when due all Taxes upon or on account of the following:

(a)	to the Landlord or at the Landlord’s direction, to the taxing authority, the Taxes payable pursuant to Section 8.01; and

(b)	to the taxing authority or to the Landlord at the Landlord’s direction, any Taxes imposed or assessed against or in respect of the personal property and Leasehold Improvements of the Tenant in the Leased Premises or in respect of any business operations carried on or in respect of the use or occupancy thereof by the Tenant or by any subtenant or licensee, if levied or assessed separately from Taxes upon the Land and Building and referred to herein as “Business Taxes”.

The Tenant agrees to provide to the Landlord within 3 days of receipt thereof, an original or duplicate copy of any separate bill for Taxes. The Tenant shall deliver promptly, upon request of the Landlord, receipts for all such payments and will furnish such other information as the Landlord may require.

8.03 GST — The Tenant shall pay to the Landlord the amount of all GST accruing due with respect to Rent at the time the Rent is due and payable to the Landlord under this Lease. The Tenant’s obligation to pay GST under this Section shall not be limited or precluded by any limitation contained in this Lease upon the Landlord’s right to recover or receive payment from the Tenant of taxes upon the Landlord’s income or profits or otherwise.

8.04 Right to Contest — Each of the Landlord and the Tenant (provided the Tenant is legally entitled to do so) shall have the right to contest in good faith the validity or amount of any Taxes which, in the case of the Landlord, the Landlord is responsible to pay under this Article 8.00 and which, in the case of the Tenant, the Tenant is responsible to pay under Subsection 8.02(b) and for which it is separately assessed. Notwithstanding anything to the contrary herein, the Tenant may, upon prior written notice to the Landlord, defer payment of any amount payable by it pursuant to Subsection 8.02(b) for which it is separately assessed, to the extent permitted by law; provided that no contest by the Tenant shall involve the possibility of forfeiture, sale or disturbance of the Landlord’s interest in the Leased Premises or the imposition of any penalty or interest, charge or lien and that, upon the final determination of any contest by the Tenant, the Tenant shall immediately pay and satisfy the amount found to be due, together with any costs, penalties and interest. If, as a result of any contest by the Tenant, any tax, rate, levy, assessment, fee or other charge is increased, the Tenant shall be responsible for the full amount of such increase in respect of the period to which the contest relates and to any subsequent tax periods which commence during the Term.

The Tenant shall not contest any amount payable by it under Subsection 8.02(a) but may contest any amount payable by it under Subsection 8.02(b) or appeal any assessment therefor subject to complying with the following:

(a)	the Tenant shall deliver to the Landlord any notices of appeal or other like instrument and obtain the Landlord’s consent thereto, which consent shall not be unreasonably withheld, before filing the same;

(b) the Tenant shall deliver whatever security the Landlord reasonably requires;

(c)	the Tenant shall promptly and diligently prosecute the contest or appeal at its sole expense; and

(d) the Tenant shall keep the Landlord fully informed thereof.

ARTICLE 9.00 — INSURANCE, LIABILITY AND ENVIRONMENTAL

9.01 Landlord’s Insurance — During the Term, the Landlord shall place insurance coverage on and with respect to the Project excluding the area(s) to be insured by the Tenant as set out in Section 9.02, which coverage shall include the following, if available at reasonable cost in the opinion of the Landlord:

(a)	all risks insurance for the full reconstruction value of the Project, excluding Leasehold Improvements, as determined by the Landlord;

(b)	as an extension to the insurance maintained pursuant to Subsection 9.01(a), insurance on the rental income derived by the Landlord from the Project on a gross rental income form with a period of indemnity of not less than the period as estimated by the Landlord from time to time which would be required to rebuild and, if necessary, to re-tenant the Project in the event of the complete destruction thereof;

(c)	boiler and machinery insurance, including repair or replacement and rental income coverage, if applicable;

(d) plate glass insurance if deemed appropriate by the Landlord;

(e) commercial general liability insurance; and

(f)	such other insurance which is or may become customary or reasonable for owners of projects similar to the Project to carry in respect of loss of, or damage to, the Project or liability arising therefrom.

The insurance referred to in this Section shall be carried in amounts determined reasonably by the Landlord. The insurance shall be written in the name of the Landlord with loss payable to the Landlord and to any mortgagee (including any trustee under a deed of trust and mortgage) of the Project from time to time. The policies of insurance referred to in Subsections 9.01(a), (b), (c), (d) and (e) shall contain a waiver of the insurer’s right of subrogation as against the Tenant. The Landlord hereby waives its right of recovery against the Tenant, its employees and those for whom the Tenant is in law responsible with respect to all Claims required to be insured against by the Landlord hereunder.

Notwithstanding any contribution by the Tenant to insurance premiums as provided for in this Lease, no insurable interest is conferred upon the Tenant under policies carried by the Landlord. Except as specifically provided in this Lease, the Landlord shall in no way be accountable to the Tenant regarding the use of the insurance proceeds arising from any Claims.

9.02 Tenant’s Insurance — At its own expense the Tenant shall take out and thereafter maintain in force at all times during the Term and at all times when the Tenant is in possession of the Leased Premises insurance policies as follows:

(a)	all risks insurance on Leasehold Improvements and on all other property of every description, nature and kind owned by the Tenant or for which the Tenant is legally liable, which is installed, located or situate within or on the Leased Premises, including without limitation, all inventory or stock-in-trade in an amount not less than the full replacement cost thereof without deduction for depreciation; such insurance shall be subject to a replacement cost endorsement and shall include a stated amount co-insurance clause and a breach of conditions clause;

(b)	commercial general liability insurance to respond to any and all incidents occurring in the Leased Premises in the minimum amount of $5,000,000.00 per occurrence including the following extensions: owners and contractors protective; limited pollution coverage endorsement; products and completed operations; personal injury; occurrence basis property damage; blanket contractual and non-owned automobile liability; such insurance shall include the Landlord and the Landlord’s Agent and nominee (if any) as named additional insureds, and shall protect and indemnify the Landlord and the Landlord’s Agent and nominee (if any) in respect of all Claims, including Claims by the Tenant, as if the Landlord and the Landlord’s Agent and nominee (if any) were separately insured; such insurance shall include cross liability and severability of interest clauses;

(c)	boiler and machinery or equipment breakdown insurance, including repair or replacement endorsement, in an amount satisfactory to the Landlord and providing coverage with respect to all objects introduced into the Leased Premises by or on behalf of the Tenant or otherwise constituting Leasehold Improvements;

(d)	plate glass insurance on all internal and external glass within or fronting the Leased Premises; however, notwithstanding the foregoing, the Tenant may elect to self-insure for the insurance described in this Subsection 9.02(d);

(e)	business interruption insurance on the profit form providing all risks coverage with a period of indemnity and subject to a stated amount co-insurance clause;

(f)	tenant’s legal liability insurance for the full replacement cost of the Leased Premises, including loss of use thereof; and

(g)	any other form of insurance in such amounts and against such risks as the Landlord may from time to time reasonably require.

The Tenant acknowledges and agrees that it shall be solely responsible for insuring the Leasehold Improvements, its equipment and stock and any other property owned or brought into the Leased Premises by the Tenant whether affixed to the Building or not.
The insurance policies referred to in this Section shall be subject to such higher limits as the Tenant, or the Landlord acting reasonably, or any mortgagee of the Landlord’s interest in the Project may require from time to time. The policies of insurance referred to in Subsections 9.02(a), (b), (c), (d), (e), (f) and (g) shall contain a waiver of the insurer’s right of subrogation as against the Landlord. The Tenant hereby waives its right of recovery against the Landlord, its employees and those for whom the Landlord is in law responsible with respect to all Claims required to be insured against by the Tenant hereunder. Any and all deductibles in the Tenant’s insurance policies shall be borne solely by the Tenant and shall not be recovered or attempted to be recovered from the Landlord. In addition, all such policies shall be non-contributing with, and will apply only as primary and not excess to, any insurance proceeds available to the Landlord.

The Tenant shall provide to the Landlord at the commencement of the Term and at least 30 days prior to the renewal of all insurance referred to in this Section 9.02, and promptly at any time upon request, a certificate of insurance evidencing the insurance coverage maintained by the Tenant in accordance with this Section 9.02. The delivery to the Landlord of a certificate of insurance or any review thereof by or on behalf of the Landlord shall not limit the obligation of the Tenant to provide and maintain insurance pursuant to this Section 9.02 or derogate from the Landlord’s rights if the Tenant shall fail to fully insure.

All policies shall provide that the insurance shall not be cancelled or changed to the prejudice of the Landlord without at least 30 days’ prior written notice given by the insurer to the Landlord. All policies of insurance shall be placed with a company licensed to sell commercial insurance in Canada.

The Tenant acknowledges and agrees that, if it fails to obtain and maintain in force any of the insurance policies set out in this Section 9.02, then the Tenant shall indemnify and hold harmless the Landlord in respect of any losses arising therefrom.

9.03 Placement of Tenant’s Insurance by Landlord — If the Tenant fails to place or maintain all or any of the insurance coverage referred to in Section 9.02, the Landlord may, at its option, place all or any part of such insurance in the name of or on behalf of the Tenant and the Tenant shall pay to the Landlord upon demand all costs incurred by the Landlord in so doing including, without limitation, the premium or premiums for such insurance together with the Landlord’s administrative fee of 15% of such premium.

9.04 Limitation of Landlord’s Liability — The Landlord, the Landlord’s Agent and employees and any Person for whom any of them are in law responsible shall not be liable under any circumstances for any damage resulting from the exercise of the Landlord’s control over the Project or any part thereof.

9.05 Environmental Issues

(1) Landlord’s Requirements - The Tenant shall maintain in the Leased Premises or Project only those Pollutants set out in Schedule H hereto, and if requested at any time or from time to time by the Landlord during the Term, provide the Landlord with a list indicating the type, quantity and purpose of such Pollutants set out in Schedule H. The Tenant shall notify the Landlord in writing of any proposed changes to Schedule H and the Tenant must receive the Landlord’s prior written consent to any such changes, which consent may be arbitrarily withheld. It is expressly prohibited for the Leased Premises to be used for the sale, transport, transfer, production, storage, manufacture, processing, packaging of, or other dealing with, any Pollutants except if, and so long as, approved by the Landlord in writing (which approval may be withdrawn at any time notwithstanding any provision of this Lease or the Term Sheet) and whenever such approval is given, such sale, transport, transfer, production, storage, manufacture, processing, packaging thereof, or other dealing therewith, shall be only in accordance with the written directions of, and conditions imposed by, the Landlord, from time to time, and any present or future governmental requirements. The Tenant shall immediately notify the Landlord of the existence of any Pollutants in the Leased Premises of which it becomes aware.

(2) Tenant’s Inspection of Goods - The Tenant shall inspect all goods delivered to the Leased Premises and will ensure that no Pollutants are brought into the Leased Premises by or for the Tenant or its employees, licensees or invitees except pursuant to and in accordance with Subsection 9.05(1) or with the Landlord’s prior written consent. The Tenant shall at its own cost cause any goods, the nature of which is not known to the Tenant with certainty, to be tested by a qualified Person to determine whether they are or contain any Pollutants before accepting the same into the Leased Premises. If the Tenant is found to be in breach of the requirements of this Subsection 9.05(2), the Landlord may, on behalf of the Tenant, rectify such breach and the Tenant shall promptly reimburse the Landlord for the cost of any test, analysis or inspection of goods in the Leased Premises which are, or which the Landlord has reason to suspect, may be or contain Pollutants.

(3) Governmental Requirements – If, during the Term or any renewal or extension of this Lease or at any time thereafter, any governmental authority having jurisdiction shall require the clean-up of any Pollutants held in, discharged in or from, released from, abandoned in, or placed upon the Leased Premises or released into the environment by the Tenant or any Person for whom the Tenant is in law responsible in the course of the Tenant’s business or as a result of the Tenant’s use or occupancy of the Leased Premises, whether during the Tenant’s occupancy of the Leased Premises pursuant to this Lease or any prior lease of the Leased Premises, then the Tenant shall, at its own expense, prepare all necessary studies, plans and proposals and submit the same for approval, provide all bonds and other security required by any governmental authority having jurisdiction or required by the Landlord and carry out the work required and shall provide to the Landlord full information with respect to proposed plans and comply with the Landlord’s reasonable requirements with respect to such plans. The Tenant agrees that if the Landlord determines, in its own discretion, that the Landlord, its property, its reputation or the Leased Premises is placed in any jeopardy by the requirement for any such work, the Landlord may itself undertake such work or any part thereof at the cost and expense of the Tenant.

(4) Environmental Covenants - In addition to and without restricting any other obligations or covenants herein, the Tenant covenants that it will:

(a)	comply in all material respects with all Environmental Laws (including, but not limited to, obtaining any required permits, licences or similar authorizations) relating to the Leased Premises or the use of the Leased Premises by the Tenant;

(b)	promptly notify the Landlord in writing of any charges laid by any governmental authority alleging violation of any Environmental Laws including, but not limited to, spills or releases of Pollutants relating to the Leased Premises or the operations therein and of any notice by any governmental authority alleging or concerning violation of, or imposing requirements or asserting responsibility under, or pursuant to, any Environmental Laws, and of any order made by any governmental authority against the Tenant. The Tenant shall also promptly notify the Landlord in writing of any notice received by it from any other third party concerning any release or alleged release of any Pollutants from the Leased Premises. The Tenant undertakes to notify the appropriate regulatory authorities if so required under any Environmental Laws within the time period set out in such law or regulation and failure by the Tenant to do so shall authorize but not obligate the Landlord to notify the said regulatory authorities;

(c)	permit the Landlord to enter and inspect the Leased Premises and the Tenant’s operations; conduct tests and environmental assessments or appraisals; remove samples from the Leased Premises; examine and make abstracts from and copies of any documents or records relating to the Leased Premises; and interview the Tenant’s employees all at such reasonable times and intervals as the Landlord may desire;

(d)	not cause or permit a release at or from the Leased Premises of any Pollutants except in compliance with Environmental Laws and not seek or permit at any time during the Term of this Lease to dispose of any Pollutants in the Leased Premises without the prior written approval of the Landlord to do so;

(e)	not permit any Person to engage in any activity on the Leased Premises that may reasonably be anticipated to lead to a violation of any Environmental Laws or the imposition or assertion of liability or responsibility under any Environmental Laws on such Person, the Tenant or the Landlord, including, without limitation, the issuance of an order;

(f)	upon the expiration or termination of this Lease or any renewal or extension thereof, remove promptly from the Leased Premises any Pollutants brought onto the Leased Premises during the Term or any renewal or extension of this Lease or used or released by the Tenant on the Leased Premises (or if removal of such Pollutants is prohibited by any Environmental Laws, the Tenant shall take whatever action is required to ensure compliance with any Environmental Laws) in accordance with any Environmental Laws;

(g)	upon the expiration or termination of this Lease or any renewal or extension thereof, remove any aboveground or underground storage tanks, pipes and other equipment associated with such tanks, including but not limited to any product which is in and has escaped from such tanks, installed at the Leased Premises by or on behalf of, or used by the Tenant;

(h)	upon the expiration or earlier termination of this Lease or any renewal or extension thereof, remove by excavation or other method approved by the Landlord in its sole discretion all Pollutants which have been spilled or otherwise released at and from the Leased Premises and/or the Project and make good any and all damage caused by such removal;

(i)	promptly provide to the Landlord a copy of any environmental site assessment of the Leased Premises conducted by or for the Tenant at any time during the Term of this Lease or any renewal thereof;

(j)	maintain all environmental and operating documents and records, including but not limited to permits and orders relating to the Tenant’s operations at the Leased Premises in the manner and for the time periods required by any Environmental Laws, which may be reviewed by the Landlord at any time during the Term on 24 hours’ prior written notice, excepting emergencies, whether real or perceived;

(k)	if requested by the Landlord, provide the Landlord with written confirmation of any prior or existing spills of Pollutants, non-compliance issues, notices, violations, orders or charges caused by the Tenant or alleged, laid or issued against the Tenant by any governmental authority; and

(l)	if requested by the Landlord, the Tenant agrees to complete and execute the Certificate of Compliance, a sample copy of which is attached hereto as Schedule I, certifying that the Tenant is and has been since the date of the last Certificate of Compliance completed and executed by the Tenant or during the last 12 months, whichever is the longer period, in compliance with all Environmental Laws.

(5) Environmental Indemnification - The Tenant shall, during the Term and at all times thereafter, indemnify and hold the Landlord harmless at all times from and against any and all losses, damages, penalties, fines, costs, fees and expenses (including legal fees on a solicitor and client or substantial indemnity basis and Consultants’ fees and expenses) resulting from:

(a)	any breach of or non-compliance with the environmental obligations and covenants of the Tenant as set out in this Lease; and

(b)	any legal or administrative action commenced by, or claim made or notice from, any third party, including, without limitation, any governmental authority, to or against the Landlord and pursuant to or under any Environmental Laws or concerning a release or alleged release of Pollutants at the Leased Premises into the environment and related to or as a result of the operations of the Tenant or those acting under its authority or control at the Leased Premises and any and all costs associated with air quality issues, if any, and whether during the Term of this Lease or any prior lease by the Tenant of the Leased Premises.

(6) General Requirements

(a)	Pollutants — If the Tenant shall bring or create upon the Leased Premises any Pollutants or if the conduct of the Tenant’s business shall cause there to be any Pollutants upon the Leased Premises then, notwithstanding any statute or rule of law to the contrary, such Pollutants shall be and remain the sole and exclusive property of the Tenant and shall not become the property of the Landlord notwithstanding the degree of affixation of the Pollutants or the goods containing the Pollutants to the Leased Premises , and notwithstanding the expiry, repudiation, disclaimer or earlier termination of this Lease, and at the option of the Landlord, any substance or material contaminated by such Pollutants shall become the property of the Tenant and the Tenant, or, at the Landlord’s option, the Landlord, in addition to its obligation to remove such Pollutants, if directed by the Landlord, shall remove from the Project any substance or material contaminated by such Pollutants and make good any damage done in so doing; all at the cost and expense of the Tenant and upon terms and conditions approved by the Landlord.

(b)	Survival of Covenants — The obligations of the Tenant hereunder relating to Pollutants shall survive the expiry, assignment, repudiation, disclaimer or earlier termination of this Lease.

To the extent that the performance of those obligations requires access to or entry upon the Leased Premises or any part thereof, the Tenant shall have such entry and access after such expiry, repudiation, disclaimer or earlier termination only at such times and upon such terms and conditions as the Landlord may from time to time specify.

The Landlord may, at the Tenant’s cost and expense, itself or by its agents, servants, employees, contractors and subcontractors, undertake the performance of any necessary work in order to complete such obligations of the Tenant; but having commenced such work, the Landlord shall have no obligation to the Tenant to complete such work.

This Subsection 9.05(6) supersedes any other provision of this Lease to the contrary.

ARTICLE 10.00 — DAMAGE AND DESTRUCTION

10.01 Limited Damage — If during the Term, the Building or any part of the Leased Premises providing access or services essential to the Building, shall be destroyed or damaged by any hazard against which the Landlord is obligated to insure pursuant to Section 9.01, the Landlord, if permitted by law to do so, shall proceed with reasonable diligence to rebuild and restore or repair the Building or comparable premises or such access routes or service systems, as the case may be, in conformance with current laws to the extent of insurance proceeds received. The covenants of the Tenant to repair shall not include any repairs of damage required to be made by the Landlord under this Section 10.01. For greater certainty, it is understood and agreed that, upon substantial completion of the Landlord’s work, the Tenant shall repair or restore the Leased Premises as required by Section 7.05. Rent payable by the Tenant shall abate from the date of such damage or destruction to the date of substantial completion of the Landlord’s work as determined by the Landlord’s architect or engineer or restoration of access or services, as the case may be. If less than all of the Building is destroyed or damaged as contemplated in this Section 10.01, Rent payable by the Tenant shall abate from the date of such damage or destruction to the date of substantial completion of the Landlord’s work in the same proportion as the Rentable Area of the Building so damaged or destroyed is of the total Rentable Area of the Building.

10.02 Major Damage — Notwithstanding any other right of termination contained herein, if in the reasonable opinion or determination of the Landlord or the Landlord’s architect or engineer, rendered within 45 Business Days of the happening of damage or destruction, the Building shall be damaged or destroyed to the extent that any one or more of the following conditions exist:

(a)	in the reasonable opinion of the Landlord the Building must be totally or partially demolished, whether or not to be reconstructed in whole or in part;

(b)	in the reasonable opinion of the Landlord’s architect or engineer the Building shall be incapable of being rebuilt or repaired or restored with reasonable diligence within 6 months after the occurrence of such damage or destruction;

(c)	more than 55% of the Rentable Area of the Building is damaged or destroyed as reasonably determined by the Landlord’s architect or engineer; or

(d)	all of the heating, ventilating, air conditioning, electrical or mechanical systems in the Building are damaged or destroyed as reasonably determined by the Landlord’s architect or engineer;

then the Landlord or the Tenant may at its sole option terminate this Lease by notice in writing to the other. If notice is given by the Landlord or the Tenant under this Section 10.02, then this Lease shall terminate from the date of such notice and the Tenant shall immediately surrender the Leased Premises and all interest therein to the Landlord and Rent shall be apportioned and shall be payable by the Tenant only to the date of such notice and the Landlord may thereafter re-enter and repossess the Leased Premises. If the Building is damaged to the extent described in this Section 10.02 and the Landlord or the Tenant does not terminate this Lease, the Landlord will, to the extent of insurance proceeds received, rebuild or repair the Building to base building standards, but the rebuilt or repaired Building may be different in configuration and design from that comprising the Building prior to the damage or destruction. For greater certainty, it is understood and agreed that: (i) if the Landlord or the Tenant does not elect to terminate this Lease as aforesaid, upon substantial completion of the Landlord’s work, the Tenant shall repair or restore the Leased Premises as required by Section 7.05; and (ii) if the Landlord or the Tenant elects to terminate this Lease as aforesaid, the Tenant shall pay to the Landlord forthwith upon demand the cost of repairing or restoring the Leased Premises, as determined by the Landlord’s architect or engineer, acting reasonably (but not in any event to exceed the replacement cost of the then existing Leasehold Improvements), by way of insurance proceeds available to the Tenant or otherwise.

10.03 No Abatement — Except as specifically provided in this Article 10.00, there shall be no abatement of Rent and the Landlord shall have no liability to the Tenant by reason of any injury to, loss of or interference with the Tenant’s business or property arising directly or indirectly from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom or to any portion of the Building or the Leased Premises.

10.04 Notify Landlord — The Tenant shall immediately notify the Landlord or its representative of any accident or defect in the Leased Premises or any systems thereof and, as well, of any matter or condition which may cause injury or damage to the Leased Premises or any person or property located therein.

10.05 Expropriation — In the event of Expropriation of all or part of the Leased Premises and/or the Building, neither the Landlord nor the Tenant shall have a claim against the other for the shortening of the Term, nor the reduction or alteration of the Leased Premises or the Building. The Landlord and the Tenant shall each look only to the Expropriating authority for compensation. The Landlord and the Tenant agree to cooperate with one another so that each is able to obtain the maximum compensation from the Expropriating authority as may be permitted in law in relating to their respective interests in the Leased Premises and the Building. Nothing herein contained shall be deemed or construed to prevent the Landlord or the Tenant from enforcing and prosecuting a claim for the value of their respective interests in any Expropriation proceedings. However, to the extent that a part of the Project other than the Leased Premises is Expropriated, the full proceeds paid or awarded therefor will belong solely to the Landlord and the Tenant will assign to the Landlord any rights it might have or acquire in respect of such proceeds or awards and will execute those documents that the Landlord reasonably requires in order to give effect to this intention.

Where used in this Section 10.05 “Expropriation” means expropriated by a governmental or municipal authority, or transferred, conveyed or dedicated in contemplation of a threatened expropriation and “Expropriated” and “Expropriating” have corresponding meanings.

ARTICLE 11.00 — DEFAULT

11.01 Arrears — The Tenant shall pay monthly to the Landlord interest at a rate per annum equal to the lesser of the Prime Rate plus 5% and the maximum rate permitted by applicable law upon all Rent required to be paid hereunder from the due date for payment thereof until the same is fully paid and satisfied.

11.02 Costs of Enforcement — The Tenant shall indemnify the Landlord against all costs and charges (including legal fees on a solicitor and client or substantial indemnity basis and the Landlord’s reasonable administration charges) reasonably incurred either during or after the Term in enforcing payment of Rent hereunder and in obtaining possession of the Leased Premises after default of the Tenant or upon expiration or earlier termination of this Lease or in enforcing any covenant, proviso or agreement of the Tenant herein contained, or in determining the Landlord’s rights or the Tenant’s obligations under this Lease or both. All such costs and charges shall be paid by the Tenant to the Landlord forthwith upon demand.

11.03 Performance of Tenant’s Obligations — All covenants and agreements to be performed by the Tenant under any of the terms of this Lease shall be performed by the Tenant, at the Tenant’s sole cost and expense, and without any abatement of Rent. If the Tenant fails to perform any act to be performed by it hereunder then, in the event of an emergency, either real or perceived, or if the failure continues for 10 days following notice thereof, the Landlord may (but shall not be obligated to) perform the act without waiving or releasing the Tenant from any of its obligations relative thereto; but having commenced to do so may cease to do so without completing performance thereof. All sums paid and costs incurred by the Landlord in so performing the act, in whole or part, plus 20% of the cost for overhead and supervision, together with interest thereon at the rate set out in Section 11.01 from the date payment was made or such cost was incurred by the Landlord, shall be payable by the Tenant to the Landlord on demand.

11.04 Remedies on Default — Upon the happening of an Event of Default the Landlord may, at its option, and in addition to and without prejudice to all rights and remedies of the Landlord available to it either by any other provision of this Lease or by statute or the general law, exercise any one or more of the following remedies:

(a)	be entitled to the full amount of the current month’s and the next ensuing 3 months’ instalments of Rent which shall immediately become due and payable and the Landlord may immediately distrain for the same, together with any arrears then unpaid;

(b)	without notice or any form of legal process, forthwith re-let or sublet the Leased Premises or any part or parts thereof for whatever term or terms and at whatever rent and upon whatever other terms, covenants and conditions the Landlord considers advisable including, without limitation, the payment or granting of inducements all on behalf of the Tenant; and on each such re-letting or subletting the rent received by the Landlord therefrom will be applied first to reimburse the Landlord for any such inducements and for any expenses, capital or otherwise, incurred by the Landlord in making the Leased Premises ready for re-letting or subletting; and secondly to the payment of any costs and expenses of re-letting or subletting including brokerage fees and legal fees on a solicitor and client or substantial indemnity basis; and third to the payment of Rent; and the residue, if any, will be held by the Landlord and applied to payment of Rent as it becomes due and payable. If rent received from re-letting or subletting during any month is less than Rent to be paid during that month hereunder, the Tenant will pay the deficiency which will be calculated and paid monthly on or before the first day of every month; and no re-letting or subletting of the Leased Premises by the Landlord or entry by the Landlord or its agents upon the Leased Premises for the purpose of re-letting or subletting or other act of the Landlord relating thereto including, without limitation, changing or permitting a subtenant to change locks, will be construed as an election on its part to terminate this Lease unless a written notice of termination is given to the Tenant; and if the Landlord elects to re-let or sublet the Leased Premises without terminating, it may afterwards elect to terminate this Lease at any time by reason of any Event of Default then existing;

(c)	seize and sell such goods, chattels and equipment of the Tenant as are in the Leased Premises and the Landlord may, but shall not be obligated to, apply the proceeds thereof to all Rent to which the Landlord is then entitled under this Lease. Any such sale may be effected by public auction, private sale or otherwise, and either in bulk or by individual item, or partly by one means and partly by another, all as the Landlord in its sole discretion may decide;

(d)	terminate this Lease by leaving upon the Leased Premises notice in writing of the termination, and such termination shall be without prejudice to the Landlord’s right to damages, it being agreed that the Tenant shall pay to the Landlord on demand as damages the loss of income of the Landlord to be derived from this Lease and the Leased Premises for the unexpired portion of the Term had it not been terminated; or

(e)	re-enter into and upon the Leased Premises or any part thereof in the name of the whole and repossess and enjoy the same as of the Landlord’s former estate, anything herein contained to the contrary notwithstanding;

and the Tenant shall pay to the Landlord forthwith upon demand all expenses of the Landlord in re-entering, terminating, re-letting, collecting sums due or payable by the Tenant or realizing upon assets seized or otherwise exercising its rights and remedies under this Section 11.04 including tenant inducements, leasing commissions, legal fees on a solicitor and client or substantial indemnity basis and all disbursements and the expense of keeping the Leased Premises in good order, repairing the same and preparing the same for re-letting.

In addition, and without limiting the generality of the foregoing provisions of this Section 11.04, upon the happening of an Event of Default, and whether or not this Lease is terminated in accordance with such provisions: (i) the Landlord shall have no further liability to pay to the Tenant or any third party any amount on account or in respect of a refund of any Security Deposit, prepaid Rent or prepaid Taxes or any tenant inducement, leasehold improvement allowance, lease takeover or lease subsidy or any other concession or inducement otherwise provided to the Tenant under or with respect to this Lease, and any Rent free period otherwise provided to the Tenant hereunder shall be null and void and of no further force or effect and Rent shall be payable in full hereunder without regard to any such Rent free period; and (ii) any cash allowance, inducement payment, and the value of any other benefit paid to or conferred on the Tenant by or on behalf of the Landlord in connection with the Leased Premises or this Lease shall be recoverable in full as additional Rent and shall be payable to the Landlord on demand.

11.05 Availability of Remedies — The Landlord may from time to time resort to any or all of the rights and remedies available to it upon the occurrence of an Event of Default either by any provision of this Lease or by statute or the general law, all of which rights and remedies are intended to be cumulative and not alternative, and the express provisions herein as to certain rights and remedies are not to be interpreted as excluding any other or additional rights or remedies available to the Landlord by statute or the general law.

11.06 Waiver — If the Landlord shall overlook, excuse, condone or suffer any default, breach or non-observance by the Tenant of any obligation hereunder, this shall not operate as a waiver of the obligation in respect of any continuing or subsequent default, breach or non-observance, and no such waiver shall be implied but shall only be effective if expressed in writing.

The Landlord’s acceptance of Rent after a default is not a waiver of any preceding default under this Lease even if the Landlord knows of the preceding default at the time of acceptance of the Rent. No term, covenant or condition of this Lease shall be considered to have been waived by the Landlord or the Tenant unless the waiver is in writing. The Tenant waives any statutory or other rights in respect of abatement, set-off or compensation in its favour that may exist or come into existence hereafter with respect to Rent.

11.07 Waiver of Exemption and Redemption — Notwithstanding anything contained in any statute now or hereafter in force limiting the right of distress, none of the Tenant’s goods or chattels in the Leased Premises at any time during the Term shall be exempt from levy by distress for Rent in arrears, and this agreement of the Tenant in this Section may be pleaded as an estoppel against the Tenant.

11.08 Companies’ Creditors Arrangement Act — By virtue of its interest in this Lease, the importance of the Tenant continuing to carry on business in the Leased Premises in accordance with this Lease, and the Landlord’s entitlement to damages where this Lease is terminated by reason of an Event of Default, the Landlord does and will (despite any changes in circumstances of the Tenant or its business) constitute a separate class or category of creditor in any plan of arrangement or other proposal submitted by or on behalf of the Tenant under the Companies’ Creditors Arrangement Act (Canada) or any similar legislation for bankrupt or insolvent debtors.

ARTICLE 12.00 — ASSIGNMENT, SUBLETTING AND OTHER TRANSFERS

12.01 Request for Consent — The Tenant shall not effect a Transfer of this Lease or of all or part of the Leased Premises without the prior consent in writing of the Landlord, which consent shall not, provided no Event of Default has occurred, be unreasonably withheld. Provided that the Tenant shall, at the time the Tenant shall request the consent of the Landlord, deliver to the Landlord such information in writing (herein called the “required information”) as the Landlord may reasonably require respecting the proposed Transferee including, without limitation, the name, address, nature of business, financial responsibility and standing of such proposed Transferee. Provided further that after receiving such request, the Landlord shall have the right, at its option, to terminate this Lease if the request relates to all of the Leased Premises or, if the request relates to a portion of the Leased Premises only, to terminate this Lease with respect to such portion, by giving, within 10 days after receiving the required information, not less than 30 nor more than 60 days’ written notice of termination to the Tenant. In the event of such termination, the Rent and other payments required to be made by the Tenant hereunder shall be adjusted to the date of termination and, in the case of a partial termination, Rent shall abate in the proportion that the area of the portion of the Leased Premises for which this Lease is terminated bears to the area of the Leased Premises and this Lease shall be deemed to be amended accordingly.

If the Landlord elects to terminate this Lease as to all or part of the Leased Premises, the Tenant may by written notice (given within 10 days or such longer time as the Landlord may consent to in writing after receipt of the Landlord’s notice of termination) notify the Landlord of the Tenant’s intention to refrain from the Transfer which gave rise to the Landlord’s notice of termination or of the Tenant’s intention to accept such notice of termination. If the Tenant gives written notice to the Landlord within such time period that it intends to refrain from such Transfer, then the Landlord’s election to terminate this Lease in whole or in part shall become null and void. Otherwise, the Landlord’s termination shall take effect on the date stipulated by the Landlord in its notice of termination.

12.02 Basis for Consent — Notwithstanding anything in the Landlord and Tenant Act, the Commercial Tenancies Act or any other statute or law and without limiting the grounds upon which a consent may be refused, the Landlord will not be deemed to be unreasonable in refusing consent when:

(a)	the proposed use by the Transferee is not substantially the same as that of the Tenant;

(b)	such consent is requested for a mortgage, charge, debenture (secured by floating charge or otherwise) or other encumbrance of, or in respect of, this Lease or the Leased Premises or any part of them;

(c)	the Transferee, in the opinion of the Landlord: (i) does not have a history of successful business operation in the business to be conducted in the Leased Premises; (ii) does not have a good credit rating or a substantial net worth; or (iii) there is a history of default under other leases by the Transferee or by companies or partnerships that the Transferee was a principal shareholder of or a partner in at the time of the default;

(d)	in the case of a Transfer to a subtenant of less than the entire Leased Premises, if such would result in a configuration which: (i) would require access to be provided through space leased or held for lease to another tenant or improvements to be made outside of the Leased Premises; or (ii) would, in the sole opinion of the Landlord, be unreasonable to attempt to re-lease to a third party;

(e)	the required information received from the Tenant or the Transferee is not sufficient in the Landlord’s opinion to enable the Landlord to make a determination concerning the matters set out above; or

(f)	the use of the Leased Premises by the proposed Transferee, in the Landlord’s opinion arrived at in good faith, could result in excessive use of the systems or services in the Project, be inconsistent with the image and standards of the Project or expose the occupants of the Project to risk of harm, damage or interference with their use and enjoyment thereof or reduce the value of the Project.

The Landlord shall not be liable for any claims, actions, damages, liabilities, losses or expenses of the Tenant or any proposed Transferee arising out of the Landlord’s unreasonably withholding its consent to any Transfer and the Tenant’s only recourse will be to bring an application for a declaration that the Landlord must grant its consent to the Transfer.

In no event shall any Transfer to which the Landlord may have consented release or relieve the Tenant or any Indemnifier from its obligations fully to perform all the terms, covenants and conditions of this Lease, the Indemnity Agreement or any renewals or extensions of this Lease or the Term on its part to be performed and, in any event, the Tenant shall be liable for the Landlord’s costs incurred in connection with the Tenant’s request for consent as set out in Subsection 12.03(g).

12.03 Terms and Conditions Relating to Consents — The following terms and conditions apply in respect of a consent given by the Landlord to a Transfer:

(a)	the consent by the Landlord is not a waiver of the requirement for consent to subsequent Transfers, and no Transfer shall relieve the Tenant of its obligations under this Lease, unless specifically so provided in writing;

(b)	no acceptance by the Landlord of Rent or other payments by a Transferee is: (i) a waiver of the requirement for the Landlord to consent in writing to the Transfer; (ii) the acceptance of the Transferee as tenant or subtenant; or (iii) a release of the Tenant or Indemnifier from its obligations under this Lease or any Indemnity Agreement;

(c) the Landlord may apply amounts collected from the Transferee to any unpaid Rent;

(d)	the Transferor, unless the Transferee is a subtenant of the Tenant, will retain no rights under this Lease in respect of obligations to be performed by the Landlord or in respect of the use or occupation of the Leased Premises after the Transfer and will execute an Indemnity Agreement on the Landlord’s standard form in respect of obligations to be performed after the Transfer by the Transferee;

(e)	the Transferee shall, when required by the Landlord, jointly and severally with the Tenant, enter into an agreement directly with the Landlord agreeing to be bound by this Lease as if the Transferee had originally executed this Lease as the Tenant, and the Tenant will not be released nor relieved from its obligations under this Lease including, without limitation, the obligation to pay Rent;

(f)	in the event that this Lease is disaffirmed, disclaimed or terminated by any trustee in bankruptcy of a Transferee, the original Tenant named in this Lease shall be deemed, upon notice by the Landlord given within 30 days of such disaffirmation, disclaimer or termination to have entered into a lease with the Landlord containing the same terms and conditions as in this Lease, with the exception of the Term of such Lease which shall expire on the date on which this Lease would have ended save for such disaffirmation, disclaimer or termination; and

(g)	any documents relating to a Transfer or the Landlord’s consent will be prepared by the Landlord or its solicitors and a reasonable administration charge of at least $250.00 and the greater of: (i) a reasonable document preparation fee of at least $450.00; or (ii) those legal fees on a solicitor and client or substantial indemnity basis incurred by the Landlord will be paid to the Landlord by the Tenant on demand.

12.04 Subsequent Transfers — The Landlord’s consent to a Transfer shall not be deemed to be consent to any subsequent Transfer, whether or not so stated.

12.05 Profit Rents upon Transfers — In the event of any Transfer by the Tenant by virtue of which the Tenant receives a rent in the form of cash, goods or services from the Transferee which is greater than the Rent payable hereunder to the Landlord, the Tenant shall pay any such excess to the Landlord in addition to all Rent payable under this Lease, and such excess rent shall be deemed to be further Rent payable hereunder.

12.06 Advertising — The Tenant shall not advertise the Leased Premises or any part thereof as being available for leasing or this Lease as being available for transfer in any medium and will not cause or permit any such advertisement unless the Landlord has permitted the Tenant to do so in writing and has given written approval of the wording of such advertisement, which permission and approval may be arbitrarily withheld.

12.07 Grant of Security Interest by Transferee — The Tenant will cause any Transferee and any new Indemnifier of this Lease to grant a mortgage, charge and security interest to the Landlord in form corresponding to the Security Interest granted in Section 15.23 by delivery of a written security agreement in form and substance satisfactory to the Landlord prior to the effective date of the Transfer.

The Tenant shall pay all costs associated with the granting and perfection of mortgages, charges and security interests granted pursuant to this Lease upon any Transfer.

ARTICLE 13.00 — TRANSFERS BY LANDLORD

13.01 Sale, Conveyance and Assignment — Nothing in this Lease shall restrict the right of the Landlord to sell, convey, assign, pledge or otherwise deal with the Project subject (except as provided in Section 13.03) only to the rights of the Tenant under this Lease.

13.02 Effect of Transfer — A sale, conveyance or assignment of the Project by the Landlord shall operate to release the Landlord from liability from and after the effective date thereof in respect of all of the covenants, terms and conditions of this Lease, express or implied, except as they may relate to the period prior to the effective date, and the Tenant shall thereafter look solely to the Landlord’s successor in interest.

13.03 Subordination — Subject to Section 13.04, this Lease, at the option of any mortgagee, trustee or chargee, is and shall be subject and subordinate in all respects to any and all mortgages (including deeds of trust and mortgage) now or hereafter registered against title to the Building or Land and all advances thereunder, past, present and future and to all renewals, modifications, consolidations, replacements and extensions thereof. The Tenant agrees to execute promptly and in any event within 10 days after request therefor by the Landlord or the mortgagee or trustee under any such mortgage or deed of trust and mortgage an instrument of subordination as may be requested.

13.04 Attornment — The Tenant agrees, whenever requested by any mortgagee, trustee or chargee (in this Section 13.04 and in Section 13.05 called the “Mortgagee”) taking title to the Project by reason of foreclosure or other proceedings for enforcement of any mortgage or deed of trust, or by delivery of a deed in lieu of such foreclosure or other proceeding, to attorn to such Mortgagee as a tenant under all of the terms of this Lease. The Tenant agrees to execute promptly and in any event within 10 days after a request by any Mortgagee an instrument of attornment as may be required by it.

13.05 Effect of Attornment — Upon attornment pursuant to Section 13.04, this Lease shall continue in full force and effect as a direct lease between the Mortgagee and the Tenant, upon all of the same terms, conditions and covenants as are set forth in this Lease except that, after attornment, the Mortgagee and its successors in title shall not be:

(a) liable for any act or omission of the Landlord;

(b) subject to any offset or defence which the Tenant might have against the Landlord; or

(c)	bound by any prepayment by the Tenant of more than 1 month’s instalment of Rent unless the prepayment shall have been approved in writing by the Mortgagee or by any predecessor of the Mortgagee’s former interest as mortgagee of the Project.

13.06 Repurchase — The Tenant acknowledges and agrees that should the Landlord sell, convey, assign, pledge or otherwise deal with the Project, or any interest therein, or intend to deal with the Project or any interest therein, in any manner described herein then the Landlord may, at its option, if the Landlord has provided the Tenant with Basic Rent free periods, Rent free periods and/or other inducements during the Term and/or any renewal or extension of the Term of this Lease, reimburse the Tenant for the then present value of any then unexpired Basic Rent free periods or Rent free periods and/or other inducements provided to the Tenant under this Lease, in an amount equal to the discounted cash value thereof determined by applying the then current yield of 10 year Canadian Government Bonds plus 4%(hereinafter referred to in this Section 13.06 as the “Discounted Cash Value”) to the dollar amount of such outstanding Basic Rent free periods, Rent free periods and/or other inducements and the Tenant agrees that any such periods or inducements for which it has received such Discounted Cash Value from the Landlord will no longer exist or be payable or be of any force or effect from and after the date on which such Discounted Cash Value is received by the Tenant from the Landlord. The Tenant agrees to forthwith execute any agreement prepared by the Landlord, the purpose of which agreement is to amend this Lease by deleting such Basic Rent free periods, Rent free periods and/or other inducements from this Lease for which the Tenant has received the Discounted Cash Value from the Landlord.

ARTICLE 14.00 — SURRENDER

14.01 Possession and Restoration

(1) Upon the expiration or other termination of the Term, the Tenant shall immediately quit and surrender possession of the Leased Premises and all Leasehold Improvements in substantially the condition in which the Tenant is required to maintain the Leased Premises, excepting only reasonable wear and tear and damage covered by the Landlord’s insurance under Section 9.01, and the Tenant shall deliver to the Landlord the keys, mechanical or otherwise, and combinations, if any, to the locks in the Leased Premises and entries thereto. Notwithstanding the foregoing, the Landlord shall have the right, at its sole option upon expiration or other termination of the Term, to require that the Tenant remove or cause to be removed at the Tenant’s cost all or any part of Leasehold Improvements in the Leased Premises whether or not installed by or on behalf of the Tenant or installed by or on behalf of a previous tenant or during a previous term and to restore the Leased Premises to base building standards. Notwithstanding the foregoing, the Landlord may, at its sole option, perform the said removal and restoration work at the Tenant’s sole cost and expense. In addition, the Landlord shall have the right, at its sole option upon expiration or other termination of the Term, to require that the Tenant remove or cause to be removed at the Tenant’s cost all or any part of any wiring, cables, risers or similar installations appurtenant thereto installed by the Tenant or on the Tenant’s behalf in the Leased Premises (the “Wiring”) and to restore any part of the Leased Premises affected by the installation or removal of the Wiring to its condition existing prior to the installation of the Wiring (the “Wire Restoration Work”). Notwithstanding the foregoing, the Landlord may, at its sole option, perform the Wire Restoration Work at the Tenant’s sole cost and expense. Upon surrender, all right, title, and interest of the Tenant in the Leased Premises and all Leasehold Improvements located therein and in all Wiring shall cease.

(2) If the Landlord elects to perform the said removal and restoration work and/or the Wire Restoration Work, 90 days (or as soon after such date as is reasonably possible) prior to the expiration of the Term the Landlord may inspect the Leased Premises to determine the extent of the Wire Restoration Work and the work required to restore the Leased Premises to base building standards and upon receipt of the Landlord’s estimate of the costs thereof (the “restoration cost”) the Tenant shall provide to the Landlord, by certified cheque, the restoration cost.

14.02 Tenant’s Trade Fixtures and Personal Property — After the expiration or other termination of the Term, or in the event of the abandonment of the Leased Premises by the Tenant, all of the Leasehold Improvements and the Tenant’s trade fixtures and personal property remaining in the Leased Premises shall be deemed conclusively to have been abandoned by the Tenant and may be appropriated, sold, destroyed or otherwise disposed of by the Landlord without notice or obligation to compensate the Tenant or to account therefor, and the Tenant shall pay to the Landlord upon written demand all of the costs incurred by the Landlord in connection therewith.

14.03 Overholding — If the Tenant remains in the Leased Premises or any part thereof after the expiration or other termination of the Term:

(a)	without the consent of the Landlord, no yearly or other periodic tenancy shall be created and the Tenant shall be deemed, notwithstanding any statutory provision or legal assumption to the contrary, to be occupying the Leased Premises as a tenant at will of the Landlord, which tenancy may be terminated at any time by the Landlord without the necessity of any prior notice to the Tenant, but the Tenant shall be bound by the terms and provisions of this Lease except any options thereby granted to the Tenant and except the Basic Rent which shall be twice the greater of: (i) the rate provided for herein for the final year of the Term; and (ii) the market rate for similar premises as determined by the Landlord at the time of such overholding, plus, in either case, the sum of $200.00 daily, and subject to such additional obligations and conditions as the Landlord may impose by notice to the Tenant; or

(b)	with the consent of the Landlord and agreement as to the Rent payable, the tenancy shall be month-to-month at the Rent agreed and otherwise on the terms and conditions of this Lease but without any option to renew or for a new lease.

The Landlord may recover possession of the Leased Premises during any period with respect to which the Tenant has prepaid the amount payable under Subsection 14.03(a).

The Tenant shall promptly indemnify and hold harmless the Landlord from and against all Claims against the Landlord as a result of the Tenant remaining in possession of all or any part of the Leased Premises after the expiry of the Term without the consent of the Landlord (including, without limitation, any compensation to any new tenant or tenants which the Landlord may elect to pay whether to offset the cost of overtime work or otherwise).

ARTICLE 15.00 — GENERAL

15.01 Estoppel Certificates — The Tenant shall whenever requested by the Landlord, a prospective purchaser or any mortgagee (including any trustee under a deed of trust and mortgage) promptly, and in any event within 10 days after request, execute and deliver to the Landlord or to any party or parties designated by the Landlord a certificate in writing as to the then status of this Lease, including as to whether it is in full force and effect, is modified or unmodified, confirming the Rent payable hereunder and each element hereof and the then state of the accounts between the Landlord and the Tenant, the existence or non-existence of defaults, and any other matters pertaining to this Lease in respect of which the Landlord shall request a certificate, and provide such other information as may reasonably be required, including a copy of the Tenant’s most recent audited financial statements. The party or parties to whom such certificates are addressed may rely upon them.

15.02 Entire Agreement — There is no promise, warranty, representation, undertaking, covenant or understanding by or binding upon the Landlord except such as are expressly set forth in this Lease, and this Lease including the Term Sheet and schedules hereto contains the entire agreement between the parties hereto.

15.03 Registration of Lease — The Tenant acknowledges the confidential nature of this Lease and agrees with the Landlord not to register or apply to register this Lease and waives any statutory obligation upon the Landlord to execute and deliver this Lease in registrable form. If the Tenant wishes to register a caveat or notice of this Lease, the Landlord agrees to execute at the expense of the Tenant, an acknowledgement or short form of lease sufficient for such purpose in such form as the Landlord shall have approved which shall preserve the confidentiality of the Rent and other financial terms of this Lease; provided that if there is a conflict between the provisions of such acknowledgement or short form of lease and this Lease, the provisions of this Lease shall govern. The Tenant shall, at its own cost, promptly on request, whether before or after the expiration or earlier termination of the Term, discharge any such caveat or notice or any other registration carried out contrary to this Section and the Tenant shall, at the time of requesting preparation of the said acknowledgement or short form of lease, provide the Landlord with an executed discharge of the notice of lease or caveat together with a certified cheque in an amount determined by the Landlord, acting reasonably, to cover the cost of registration of the discharge at the expiry or other termination of this Lease.

15.04 (Intentionally Deleted)

15.05 “For Lease” Signs — The Landlord shall have the right during the last 12 months of the Term to place upon the Leased Premises a notice of reasonable dimensions stating that the Leased Premises are “for lease” and the Tenant shall not obscure or remove such notice or permit the same to be obscured or removed.

15.06 Unavoidable Delays — If the Landlord or the Tenant (the “delayed party”) shall be delayed, hindered or prevented in or from the performance of any of its covenants under this Lease by any cause not within the control of the delayed party, as determined by the Landlord acting reasonably (excluding lack of finances of the delayed party), the performance of the covenant shall be excused for the period during which performance is rendered impossible and the time for performance thereof shall be extended accordingly, but this shall not excuse the Tenant from the prompt payment of Rent or from the performance of any of its other obligations under this Lease not related to such cause.

15.07 Limitation of Recourse — The Tenant acknowledges that, notwithstanding any other provision contained in this Lease, the obligations of and rights against the Landlord under this Lease shall be performed, satisfied and paid only out of and enforced against, and recourse hereunder shall be had only after judgment and only against, the right, title and interest of the Landlord from time to time in, and the Landlord’s revenue derived from, the Project. No obligation of the Landlord hereunder or in respect hereof is personally binding upon, nor shall any resort or recourse be had, judgment issued or execution or other process levied against, the Landlord (except to the extent necessary for enforcement under the first sentence of this Section 15.07 and only for that purpose) or against any other assets or revenues of the Landlord. The only remedy against the Landlord shall be an action for damages, except that if the Tenant is of the opinion that any consent requested pursuant to Article 12.00 hereof has been wrongfully withheld, its remedies are as set out in Section 12.02.

If the Landlord is, or this Lease is assigned by the Landlord to, a real estate investment trust (“REIT”), the parties acknowledge and agree that the obligations of the REIT hereunder and under all documents delivered pursuant hereto (and all documents to which this document may be pursuant) or which give effect to, or amend or supplement, the terms of this Lease are not personally binding upon any trustee thereof, any registered or beneficial holder of units (a “Unitholder”) or any annuitant under a plan of which a Unitholder acts as a trustee or carrier, or any officers, employees or agents of the REIT and resort shall not be had to, nor shall recourse or satisfaction be sought from, any of the foregoing or the private property of any of the foregoing, but the Project only shall be bound by such obligations and recourse or satisfaction may only be sought from the revenue of the Project.

15.08 Notice — Any notice required or contemplated by any provision of this Lease shall be given in writing and delivered either: (i) personally; (ii) by prepaid courier service; (iii) by facsimile with confirmation of transmission; or (iv) by registered mail, postage prepaid, and if to the Landlord at the Landlord’s local office as specified in Item 1(a) of the Term Sheet, with a copy to the Landlord’s head office address as specified in Item 1(b) of the Term Sheet and if to the Tenant at the Leased Premises (whether or not the Tenant has departed from, vacated or abandoned the same), or, at the Landlord’s option, to the Tenant’s head office address as specified in Item 2 of the Term Sheet. Notwithstanding the provision of any statute or law relating thereto, service by means of electronic mail of any notice required to be given in writing by either party hereto pursuant to this Lease shall not constitute good and effective service.

Any notice shall be considered to have been given or made: (i) if delivered personally or by prepaid courier, on the day of delivery; (ii) if sent by facsimile and received on or before 4:30 p.m. local time for the recipient, on the day of transmission; (iii) if sent by facsimile and received after 4:30 p.m. local time for the recipient, on the next Business Day following); or (iv) if sent by registered mail, 3 Business Days following the date upon which it was mailed. Either party may from time to time by notice in writing to the other designate another address or addresses in Canada as the address to which notices are to be sent. If the postal service is interrupted or substantially delayed or threatened to be interrupted or delayed, any notice shall only be delivered by one of the alternate methods stated above.

If two or more Persons are named as, or bound to perform the obligations of, the Tenant hereunder, notice given as herein provided to any one of the Persons constituting the Tenant or so bound shall be deemed to be notice simultaneously to all Persons constituting the Tenant and to all Persons so bound. Any notice given to the Indemnifier or the Tenant shall be deemed to have been given simultaneously to the other of them and to all Persons bound by their obligations hereunder.

15.09 Delegation of Authority — The Landlord’s Agent may act on behalf of the Landlord in any manner provided for herein. The Tenant acknowledges that, if this Lease has been executed for and on behalf of, in the name of and with the authority of the Landlord by the Landlord’s Agent, the covenants and agreements of the Landlord are obligations of the Landlord and its successors and assigns only and are not obligations personal to or enforceable against the Landlord’s Agent in its own right.

15.10 Relationship of Parties — Nothing contained in this Lease shall create any relationship between the parties hereto other than that of landlord and tenant and, if applicable, indemnifier.

15.11 Governing Law — This Lease shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the province in which the Project is situated and the laws of Canada applicable therein and shall be subject to the exclusive jurisdiction of the courts of the province in which the Project is situated.

15.12 Amendment or Modification — No amendment, modification or supplement to this Lease shall be valid or binding unless set out in writing and executed by the Landlord and the Tenant with the same degree of formality as the execution of this Lease.

15.13 Legal and Administration Costs — The Tenant shall indemnify the Landlord against all legal fees on a solicitor and client or substantial indemnity basis and disbursements incurred by the Landlord or by the Landlord’s Agent in connection with the negotiation, preparation and execution of any amendment, assignment, cancellation, approval or consent requested by the Tenant in connection with this Lease, including the Landlord’s reasonable administration charges. All such costs and charges shall be paid by the Tenant to the Landlord forthwith upon demand.

15.14 Construction — All of the provisions of this Lease are to be construed as covenants and agreements. If any provision of this Lease is illegal or unenforceable, it shall be considered separate and severable from the remaining provisions of this Lease, which shall remain in force and be binding as though the provision had never been included. Any language or wording in this Lease which has been struck out shall be deemed not to have ever been included herein and shall not be considered in construing or interpreting any other provision of this Lease, nor shall there be any implication that by the deletion of any language or wording, the parties hereto intended to state the opposite of the struck out language or wording.

15.15 Captions and Headings — The captions and headings contained in this Lease are for convenience of reference only and are not intended to limit, enlarge or otherwise affect the interpretation of the Articles, Sections or parts hereof to which they apply.

15.16 Interpretation — In this Lease, “herein”, “hereof”, “hereunder”, “hereafter” and similar expressions refer to this Lease and not to any particular Article, Section or other portion thereof unless there is something in the subject matter or context inconsistent therewith. Wherever necessary or appropriate in this Lease, the plural shall be interpreted as singular, the masculine gender as feminine or neuter and vice versa; and when there are two or more parties bound by the Tenant’s covenants herein contained, their obligations shall be joint and several. If the Tenant is a partnership each Person who is presently a member of such partnership and each Person who becomes a member of any successor partnership shall be and continue to be liable jointly and severally for the performance of the obligations of this Lease, whether or not such Person ceases to be a member of such partnership or successor partnership and after the partnership ceases to exist.

15.17 Time of the Essence — Time shall be of the essence hereof and no extension or variation of this Lease shall operate as a waiver of this provision.

15.18 Successors and Assigns — Subject to specific provisions contained in this Lease to the contrary, this Lease shall enure to the benefit of and be binding upon the successors and assigns of the Landlord and the heirs, executors and administrators and the permitted successors and assigns of the Tenant.

15.19 Counterparts — This Lease may be executed in counterparts and the counterparts together shall constitute an original.

15.20 Further Schedules — Any additional covenants, agreements and conditions forming part of this Lease will be attached as Schedule E and the Tenant agrees with the Landlord to comply with the provisions of Schedule E. If an Indemnifier is a party hereto the form of Indemnity Agreement to be executed by the Indemnifier and the Landlord as a separate agreement will be attached as Schedule F.

15.21 Independent Legal Advice — The Tenant and the Indemnifier each acknowledge that the Landlord hereby advises each of the Tenant and the Indemnifier to obtain advice from independent legal counsel prior to signing this Lease and/or the Indemnity Agreement. The Tenant and the Indemnifier further acknowledge that any information provided by the Landlord is not to be construed as legal, tax or any other expert advice and the Tenant and the Indemnifier are cautioned not to rely on any such information without seeking legal, tax or other expert advice.

The Landlord and the Tenant understand, acknowledge and agree that this Lease has been freely negotiated by both parties and that, in any dispute or contest over the meaning, interpretation, validity or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

15.22 No Offer — The Landlord will not be deemed to have made an offer to the Tenant by furnishing an unexecuted copy of this Lease with particulars inserted. Notwithstanding that a Security Deposit or payment of advance Rent is received by the Landlord when this Lease is received by the Landlord for execution, no contractual or other right will exist between the Landlord and the Tenant with respect to the Leased Premises until the Landlord, the Tenant and the Indemnifier, if any, have executed and delivered this Lease and any required Indemnity Agreement.

15.23 (Intentionally Deleted)

15.24 Survival of Covenants and Indemnities — All obligations of the Tenant which arise during the Term pursuant to this Lease and which have not been satisfied at the end of the Term and all indemnities of the Tenant contained in this Lease shall survive the expiration or other termination of this Lease.

15.25 Exculpatory Provisions — In all provisions of this Lease containing a release, indemnity or other exculpatory language in favour of the Landlord, reference to the Landlord includes reference also to the Landlord’s Agent and nominee (if any) and any Person for whom any one or more of them is in law responsible and the directors, officers and employees of the Landlord, the Landlord’s Agent and nominee (if any) and any Person for whom they are in law responsible (including the agents of any of them) while acting in the ordinary course of their employment (collectively the “Released Persons”), it being understood and agreed that, for the purposes of this Section 15.25, the Landlord is deemed to be acting as the agent or trustee on behalf of and for the benefit of the Released Persons solely to the extent necessary for the Released Persons to take the benefit of this Section 15.25.

15.26 Brokerage Commissions — The Tenant covenants that no act of the Tenant has given rise nor shall give rise to any Claims against the Landlord for any brokerage commission, finder’s fee or similar fee in respect of this Lease. The Tenant hereby indemnifies and agrees to hold the Landlord harmless from any Claims for such commission or fees with respect to this Lease except any which were directly contracted for by the Landlord.

15.27 Covenants to be Performed at Landlord’s Option — Where any provision in this Lease gives the Landlord the option of having the Landlord or the Tenant perform the covenants set out in such provision, the Tenant shall perform such covenants unless the Tenant is otherwise directed by way of written notice from the Landlord.

15.28 Radiation — Only if the Landlord believes on reasonable grounds that radiation is or has been used or created by the Tenant or any Person permitted by the Tenant to be in the Leased Premises shall this Section 15.28 apply to the Tenant.

The Tenant agrees, if so requested by the Landlord, to conduct at its own expense a survey by an accredited firm of consultants acceptable to the Landlord to determine the level of radiation in the Leased Premises, and if such levels are in excess of those allowable under Environmental Laws and set by the applicable regulatory authorities governing radiation, the Tenant agrees, at its own cost and expense and on terms and conditions approved by the Landlord, to reduce the level of radiation to a level allowable under Environmental Laws and set by such applicable regulatory authorities.

15.29 Underground and Aboveground Storage Tanks — Only if underground and/or aboveground storage tanks are to be or have been installed by or on behalf of the Tenant, or will be used or have been used by the Tenant in the Leased Premises shall this Section 15.29 apply to the Tenant.

Upon receiving the prior written consent of the Landlord, which consent may be arbitrarily withheld, the Tenant may install underground and/or aboveground storage tanks in the Leased Premises necessary to conduct its business in the Leased Premises providing the Tenant undertakes, at its cost to:

(a)	prior to installation, provide the Landlord with a description of any and all underground and aboveground storage tanks including but not limited to the construction of the tanks, age of the tanks and leak detection system;

(b)	have a leak detection system in place for all underground storage tanks and associated piping, and ensure that the fill spouts of all underground and aboveground storage tanks are protected by overfill or spill protection devices that meet provincial requirements and any and all other applicable Environmental Laws;

(c)	have secondary containment in place for all aboveground storage tanks capable of holding 150% of the volume of the aboveground storage tanks, and ensure that the fill spouts of all aboveground tanks are protected by drip pads or some other means to prevent spillage into the environment;

(d)	comply with all applicable Environmental Laws and all federal and provincial legislation, guidelines and regulations with respect to underground and aboveground storage tanks including, but not limited to, their design, installation, operation, testing and removal, maintain records with regard to such operation and testing, and provide the Landlord with written confirmation of such compliance if so requested by the Landlord;

(e)	provide the Landlord annually and at any other time during the Term, upon the request of the Landlord, the Landlord acting reasonably, with leak detection test records, including without limitation tank and line tightness tests and product/inventory reconciliation and calculation records, with regard to any underground and/or aboveground storage tanks and associated equipment, including piping. In the event such tests and/or records show or indicate a loss or failure, the Tenant shall rectify the cause of such loss or failure at its sole cost and expense forthwith;

(f)	in the event of any spill, leak or unreconciled product loss from an underground and/or aboveground storage tank which is greater than 5 litres, to immediately contact the party identified as the “Environmental Contact” in Item 1 of the Term Sheet; and

(g)	in the event of any spill, leak or unreconciled product loss from any underground or aboveground storage tank, remove, decontaminate, dispose of and replace the affected tanks, associated equipment, contents and any substance contaminated by same, all in compliance with the applicable Environmental Laws and all federal and provincial legislation, regulations and guidelines respecting underground or aboveground storage tanks.

Notwithstanding the foregoing, the Tenant agrees to design and locate all underground and/or aboveground storage tanks in a location so as to minimize discharge or leak of any product contained in the underground and/or aboveground storage tank, into the environment, including the Leased Premises.

IN WITNESS WHEREOF the parties hereto have executed this Lease as of the date first set forth above.

LANDLORD:
MORGUARD REAL ESTATE INVESTMENT
TRUST by its agent MORGUARD
INVESTMENTS LIMTED

By: /s/ John Borrelli 9/15/05
Name: John Borrelli
Title: Authorized Signatory            c/s

—

By: /s/ Tullio Capulli 9/15/05
Name: Tullio Capulli
Title: Authorized Signatory            c/s

We have authority to bind the Corporation

which has authority to bind the Trust

WITNESS to signature	TENANT:

of Tenant:	DELPHAX TECHNOLOGIES CANADA

LIMITED

signature: /s/ William Claque	By: /s/ Dieter P. Schilling

Name: Dieter P. Schilling

print name: Mr. William Claque	Title: Corp VP Eng & Mfg	c/s

address: 48 Maryann Price Lane	By: /s/ Ray Vella 9/8/05

Cambridge ON	Name: Ray Vella

Title: Controller

occupation: Owner VIP Catering	I/We have authority to bind the Corporation

SCHEDULE A

PLAN OF PROJECT

Original Document Included a Floor Plan Diagram.

SCHEDULE A1

LEGAL DESCRIPTION OF LAND

5030-5040 TIMBERLEA BLVD.
MISSISSAUGA, ONTARIO

ALL AND SINGULAR that certain parcel or tract of land and premises situate, lying and being in the City of Mississauga, in the Regional Municipality of Peel, and being composed of part of Block H, according to a Plan filed in the Land Registry Office for the Land Titles Division of Peel as Number M-219, designated as Parts 3 and 7 on a Plan of Survey of Record registered in the said Land Registry Office as Number 43R-6987.

RESERVING the rights set out as set out I Instrument No. 234803;

SUBJECT to an easement over that part of Block H, designated as Part 7 on Reference Plan 43R-6987, as set out in Instrument No. 207133.

Being the whole of Parcel H-12 in the register for Section M-219.

SCHEDULE B

DEFINITIONS

“Article”, “Item”, “Schedule”, “Section” and “Subsection” mean the specified article, item, schedule, section or subsection, as the case may be, of this Lease.

"Basic Rent” means the amount set out in Item 8 of the Term Sheet payable by the Tenant to the Landlord in respect of each year of the Term.

"Bio-Medical Waste” shall mean and include the following:

(a)	(i) surgical waste including all materials discarded from surgical procedures, including but not limited to, disposable gowns, soiled dressings, sponges, casts, lavage tubes, drainage sets, underpads and surgical gloves;

(ii) pathological waste including all human tissues and anatomical parts which emanate from surgery, obstetrical procedures, autopsy and laboratory;

(iii) biological waste including blood and blood products, excretions, exudates, secretions, suctionings and other body fluids including solid/liquid waste from renal dialysis;

(iv) isolation waste including all waste emanating from the care or treatment of a patient on any type of isolation or precaution except reverse (protective) isolation;

(v) cultures and stocks of etiologic agents and associated biologicals including, without limitation, specimen cultures, cultures and stocks of etiologic agents, wastes from production of biologicals and serums, and discarded live and attenuated vaccines;

(vi) laboratory waste which has come in contact with pathogenic organisms, including but not limited to, culture dishes, devices used to transfer, inoculate and mix cultures, paper and cloth which has come in contact with specimens or cultures;

(vii) animal carcasses exposed to pathogens in research, their bedding and other waste from such animals;

(viii) sharps, including any discarded article that may cause punctures or cuts, including but not limited to, needles, IV tubing with needles attached, scalpel blades, glassware, and syringes that have been removed from their original sterile containers; and

(ix) any other wastes identified as infectious or similar wastes in any other applicable federal, provincial or municipal laws, regulations and guidelines; and

(b)	“Chemotherapy Waste” (also known as antineoplastic or cytotoxic waste) means and includes discarded items, including but not limited to, masks, gloves, gowns, empty IV tubing bags, vials, syringes and other contaminated materials which have been contaminated by chemotherapeutic drugs or antineoplastic agents; and

(c) any waste defined as bio-medical waste under any applicable law or regulation.

"Building” means the buildings, structures and improvements from time to time during the Term erected in, upon or under the Land municipally identified in Item 3 of the Term Sheet and all alterations and additions thereto and replacements thereof.

“Business Day” means any day which is not a Saturday, Sunday or a statutory holiday observed in the province in which the Project is situated.

"Capital Tax” means the applicable amount of any tax or taxes including but not limited to Large Corporations Tax payable based upon or computed by reference to the paid-up capital or place of business of the Landlord as determined for the purposes of such tax or taxes; provided that for the purposes hereof, the “applicable amount” of such tax or taxes shall mean the amount thereof that would be payable if the Project were the only establishment of the Landlord in the jurisdiction of the taxing authority or if any other establishment of the Landlord therein were located outside that jurisdiction.

"Claims” means claims, losses, actions, suits, proceedings, causes of action, demands, damages (direct, indirect, consequential or otherwise), judgments, executions, liabilities, responsibilities, costs, charges, payments and expenses including, without limitation, any professional, consultant and legal fees on a solicitor and client or substantial indemnity basis and any associated disbursements, and including, without limiting the generality of the foregoing, any of the foregoing relating to, arising out of, resulting from or in any way connected with any release, spill, leak, emission, escape, leaching, migration, disposal or dumping into or within the air, land, groundwater or surface water in, over, upon or from the Leased Premises of any Pollutants including without limitation all costs, penalties, fines and expenses of any remediation or restoration of the Leased Premises, and/or any property adjoining or in the vicinity of the Leased Premises required or mandated by Environmental Laws.

“Collateral” has the meaning ascribed in Section 15.23.

"Commencement Date” means the first day of the Term as specified in Item 7(a) of the Term Sheet.

"Consultants” means any reference in this Lease to the Landlord’s accountant, auditor, architect, surveyor or other consultant shall be deemed to be such duly qualified consultant appointed by the Landlord in its absolute discretion for the purposes of this Lease or of any provision hereof; and they will act in accordance with this Lease and the principles and standards of their professions. In determining any cost allocation the Landlord may rely on, and the parties shall be bound by, the decision or determination of the Landlord’s Consultants.

"Environmental Laws” shall include any domestic and foreign federal, provincial, municipal, or local laws, statutes, regulations, ordinances, guidelines, policies, judge made laws or common laws and any orders of a court or governmental authority, relating in any way to the natural or human environment (including land, surface water, groundwater, and real, personal, moveable and immoveable property), public or occupational health and safety, and the manufacture, importation, handling, use, reuse, recycling, transportation, storage, disposal, elimination and treatment of a substance, hazardous or otherwise.

"Event of Default” means any of the following events:

(a) all or any part of the Rent hereby reserved is not paid within 5 days of when due;

(b)	the Term or any goods, merchandise, stock in trade, chattels or equipment of the Tenant or any Indemnifier is or are seized or taken or exigible in execution or in attachment or if a creditor takes possession thereof or if a writ of execution is issued against the Tenant or any Indemnifier;

(c)	the Tenant or any Indemnifier or any Person bound to perform the obligations of the Tenant in this Lease either as guarantor or indemnifier or as one of the parties constituting the Tenant takes any steps in furtherance of or suffers any order to be made for its winding-up or other termination of its corporate existence or becomes insolvent or commits an act of bankruptcy or becomes bankrupt or takes the benefit of any statute that may be in force for bankrupt or insolvent debtors or becomes involved in voluntary or involuntary winding-up proceedings or if a receiver or receiver/manager shall be appointed for all or any part of the business, property, affairs or revenues of the Tenant or such Indemnifier or Person;

(d)	the Tenant makes a bulk sale of its goods or moves or commences, attempts or threatens to move its goods, chattels and equipment, or any of them, out of the Leased Premises (other than in the normal course of its business) or ceases to conduct business in the Leased Premises;

(e)	the Tenant fails to move into or take possession of the Leased Premises or vacates or abandons the Leased Premises in whole or in part or fails to actively carry on business therein;

(f)	a report or statement required from the Tenant under this Lease is materially false or misleading except if it results from an innocent clerical error as determined by the Landlord;

(g)	any policy of insurance taken out by either the Landlord or the Tenant with respect to the Project shall be cancelled by reason of any act or omission of the Tenant;

(h)	the Tenant enters into a Transfer except in compliance with the provisions of this Lease; or

(i)	the Tenant or any Indemnifier or any Person bound to perform the obligations of the Tenant pursuant to this Lease either as guarantor or indemnifier or as one of the parties constituting the Tenant fails to observe, perform and keep each and every covenant, agreement, provision, stipulation and condition herein contained to be observed, performed and kept by the Tenant or the Indemnifier, including observance and performance of the rules and regulations, (other than payment of Rent) and persists in the failure after 10 days’ written notice by the Landlord requiring the Tenant to remedy, correct, desist or comply (or if any breach would reasonably require more than 10 days to rectify, unless the Tenant commences rectification within the 10 day notice period and thereafter promptly, effectively and continuously proceeds with the rectification of the breach.

“Expropriated”, “Expropriating” and “Expropriation” have the meanings ascribed in Section 10.05.

"Fiscal Year” means a period, from time to time determined by the Landlord all or part of which falls within the Term, at the end of which the Landlord’s accounts in respect of the Project are balanced for auditing or bookkeeping purposes. Such period shall be 12 months except when the Landlord designates a new date upon which the fiscal year shall end.

"GST” means goods and services tax being that tax payable pursuant to Parts VIII and IX of the Excise Tax Act, as amended and re-enacted from time to time and other like taxes levied from time to time and includes any blended sales tax which combines GST and provincial tax.

“Indemnifier” means the Person, if any, so identified in the Term Sheet and who has signed this Lease as Indemnifier.

“Indemnity Agreement” means the agreement attached as Schedule F.

"Land” means those lands legally described in Schedule A1 as same may be expanded or contracted from time to time.

"Landlord’s Agent” means the Person retained by the Landlord from time to time to operate or manage the Project which, as of the date of this Lease, is Morguard Investments Limited.

"Lease” means this lease, the Term Sheet and all Schedules attached hereto which are referred to in this lease and every properly executed instrument which by its terms amends, modifies or supplements this lease.

"Leased Premises” means the Project.

"Leasehold Improvements” means all improvements, fixtures, installations, alterations and additions from time to time made, erected or installed to or in the Leased Premises, in addition to, beyond or replacing the base building standards including all partitions however affixed (including moveable and demountable partitions), millwork and affixed wall units, internal stairways, doors, hardware, light fixtures, carpeting and other applied floor finishes, and heating, ventilating and air conditioning equipment and other building services not forming part of the Landlord’s base building equipment and services; whether or not installed by or on behalf of the Tenant and whether or not installed during the Term including, without limitation, all fixtures (except trade fixtures) in the Leased Premises.

“Mortgagee” has the meaning ascribed in Section 13.04.

"Operating Costs” means in respect of any Fiscal Year the total of all costs, expenses and amounts, incurred or accrued in that Fiscal Year for or with respect to ownership, management, operation, maintenance, repair, upkeep, insurance, supervision, decoration, cleaning and upgrading of the Project and the determination and allocation of such costs, expenses and amounts, whether incurred or accrued by or on behalf of the Landlord or by or on behalf of the Landlord’s Agent including, without limitation and without duplication:

A. Inclusions

(a) rents for leased equipment;

(b) the costs of services performed by Consultants appointed by the Landlord;

(c)	the cost of acquiring equipment for operation or maintenance of the Project if expensed fully in the Fiscal Year in which such equipment is acquired;

(d)	all costs expensed fully in the Fiscal Year in which the expense is incurred, and the cost of work done whether on-site or off-site which, in the opinion of the Landlord:

(i) will reduce or limit increases in Operating Costs; or

(ii) is required by any insurers of the Project; or

(iii) is required by any governmental authority having jurisdiction;

including any work necessary to comply with energy conservation, pollution and environmental control standards and the cost of investigating and remedying air quality and moisture issues and issues related thereto, if any;

(e)	the cost of investigating, testing, monitoring, removing, enclosing, encapsulating or abating any Pollutants which are in or about the Project or any part thereof or which have entered the environment from the Project, if the Landlord is required to do so or if, in the Landlord’s opinion, it is harmful or hazardous to any Person or to the Project or any part thereof or to the environment;

(f)	the cost of all insurance taken out and maintained by the Landlord under Article 9.00 and the cost of any deductible amount paid by the Landlord in connection with a claim under its insurance;

(g)	at the Landlord’s election (such election to be evidenced by the method of calculating Operating Costs for each Fiscal Year) either:

(i) amortization, in an amount determined by the Landlord’s accountant, (with interest at the Prime Rate plus 1.5% per annum) of the cost (whether or not incurred before or during the Term and whether or not incurred by the party constituting the Landlord at any time or its predecessor in title or interest) of any work done with respect to the Project and of all equipment required for the operation and maintenance of the Project unless fully expensed in the Fiscal Year in which it is incurred; or

(ii) depreciation in an amount determined by the Landlord’s accountant based on the cost (whether or not incurred before or during the Term and whether or not incurred by the party constituting the Landlord at any time or its predecessor in title or interest) of any of those items which the Landlord in its absolute discretion has elected to treat as capital in nature together with an amount equal to interest at the Prime Rate plus 1.5% per annum on the undepreciated amount thereof;

(h)	the amount of all salaries, wages and fringe benefits paid to or for the benefit of employees and others engaged in such matters relating to the Project and/or a proportionate part thereof, all as estimated by the Landlord;

(i) the cost of energy audits and conservation studies;

(j) all Taxes; and

(k)	any Capital Tax imposed upon the Landlord provided that if the Capital Tax payable by the Landlord in this connection is for a period not coinciding with the Fiscal Year, the amount of the Capital Tax included in Operating Costs in each Fiscal Year shall be that amount payable by the Landlord accruing during the Fiscal Year;

plus a management fee equal to that amount paid to the Landlord’s Agent in respect of management of the Project or any part thereof or the Landlord’s reasonable charges in lieu thereof if the Landlord elects to self manage the Project or any part thereof, which fee shall be in keeping with the industry standard.

B. Exclusions — Operating Costs shall exclude, without duplication and without limiting the generality of the foregoing, and except to the extent expressly included above:

(a)	the Landlord’s costs of acquiring the Project, whether paid as debt service or ground rents; and

(b) Tenant improvement allowances, leasing commissions and leasing costs.

C. Deductions - There shall be deducted from Operating Costs, without duplication, but only to the extent that related expenses were actually included therein for that Fiscal Year:

(a) the proceeds of insurance.

All amounts taken into account in determining Operating Costs shall be determined on the basis of payments made during the Fiscal Year with respect to which the calculation is made except as the Landlord may from time to time reasonably require or as otherwise provided in this Lease. Amounts not finally determined may be estimated by the Landlord, acting reasonably.

"Person” means an individual, partnership, firm, corporate entity, trust, government or any department or agency thereof or any combination of the foregoing.

"Pollutants” means any substance which is regulated by or which would be considered a contaminant, pollutant, waste or deleterious or hazardous substance under Environmental Laws, or which is or may be hazardous to persons or property or detrimentally affect property value and includes, without limiting in any way the generality of the foregoing:

(a) radioactive materials;

(b) explosives;

(c)	any substance that, if added to any air, land and/or water would degrade or alter or form part of a process of degradation or alteration of the quality of that air, land and/or water to the extent that it is detrimental to its use by human beings or by any animal or plant;

(d)	any solid, liquid, gas, microorganism, mould, sound, vibration, ray, heat, radiation, odour or combinations of any of them that is likely to alter the quality of the environment (including air, land and water) in any way or the presence of which in the environment is prohibited by regulation or is likely to affect the life, health, safety, welfare or comfort of human beings or animals or to cause damage to or otherwise impair the quality of soil, vegetation, wildlife or property;

(e) toxic substances;

(f)	substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental or municipal authority having jurisdiction over the Landlord, the Tenant or the Project;

(g)	any substance, the use or transportation of which or the release of which into the environment is prohibited, regulated, controlled or licensed under Environmental Laws;

(h) anything contaminated by any Pollutants; and

(i) Bio-Medical Waste.

"Prime Rate” means the rate of interest per annum established from time to time by The Bank of Nova Scotia (or such other bank being one of the 5 largest Canadian chartered banks measured by assets as the Landlord may designate from time to time) at its head office in Toronto, Ontario as the reference rate of interest to determine interest rates it will charge on Canadian dollar loans to its Canadian customers and which it refers to as its “prime rate”.

"Project” means the Land and the Building.

"Property Tax Year” means the 12 month period set by the municipal taxing authorities as the period for and over which Property Taxes and, where applicable, business taxes are assessed, charged and payable by the owner or occupant of the Project, whether on a calendar or fiscal year or any other basis.

"Property Taxes” means all taxes, rates, levies, duties and assessments whatsoever whether municipal, school, provincial, parliamentary or otherwise levied, charged, imposed or assessed against the Project or upon the Landlord in respect thereof or from time to time levied, charged, imposed or assessed in the future in lieu thereof or in addition thereto, including, without limitation, those levied, charged, imposed or assessed for education, school and local improvements and all business taxes, if any, from time to time payable by the Landlord or levied against the Landlord on account of its ownership of or interest in or the operation of the Project; and all costs and expenses incurred by the Landlord in good faith in contesting, resisting or appealing any such taxes, rates, duties, levies or assessments including, without limitation, legal fees on a solicitor and client or substantial indemnity basis and other professional fees and interest and penalties on deferred payments, but excluding income or profits taxes upon the income of the Landlord. If any portion of the Project is assessed or taxed other than at the prevailing commercial assessment rates and mill rates due to the occupancy of the Tenant or the nature of the Tenant’s operation, then the amount of such taxes, rates, levies, duties or assessments shall be adjusted to be an amount equal to the amount which would have been incurred had such portion of the Project been assessed and taxed at the prevailing commercial assessment rates and mill rates throughout the entire period for which the calculation is being made. Provided that if any such taxes are levied for a period not coinciding with the Fiscal Year, the amount of such taxes, rates, duties, levies or assessments included herein in each Fiscal Year shall be that amount accruing during that Fiscal Year. Property Taxes shall not include any Business Taxes payable by the Tenant pursuant to Section 8.02.

"Rent” means the aggregate of all amounts payable by the Tenant to the Landlord under this Lease. Provided that any and all amounts so payable which are collectible by the Landlord as agent of a taxing authority and which are Taxes imposed by that authority on the Tenant are included in Rent so as to determine the Landlord’s rights and remedies in the case of delay or failure to pay the same notwithstanding that the same do not accrue to the Landlord as rent hereunder.

"Rentable Area” means the area of the Building as determined by the Landlord, which may be adjusted from time to time to give effect to any structural or functional change and which shall be calculated by measurement from:

(a) the exterior face of all exterior walls, doors and windows; and

(b) the exterior edge of any mezzanine which is not bounded by a wall.

The Rentable Area of the Building includes all interior space, whether or not occupied by projections, structures, stairs, elevators, escalators or columns, structural or non-structural and includes, without limitation, any mezzanine space.

“Security Deposit” has the meaning ascribed in Section 4.02.

“Security Interest” has the meaning ascribed in Section 15.23.

"Service(s)” means those activities, personnel, facilities, systems and supplies required for the complete decoration, repair, administration, replacement, maintenance, improvement and operation of the Project.

"Taxes” means comprehensively all various classes and types of taxes, rates, levies, fees, duties, charges and assessments from whatever source arising and levied, rated, imposed, assessed, conferred or chargeable against the Project or in respect of the occupancy and activity carried on therein or on account of the Landlord’s ownership of or interest in the Project or on account of rents payable with respect therefor and includes Property Taxes, business taxes or any like tax or other amount levied or assessed in lieu of, in addition to, or in substitution therefor, whether or not similar to or of the foregoing character and whether or not in existence on the date hereof together with an administrative charge for allocation of Taxes and all costs and expenses incurred by the Landlord in good faith in contesting, resisting or appealing any such taxes, rates, duties, levies or assessments including, without limitation, legal fees on a solicitor and client or substantial indemnity basis and other professional fees and interest and penalties on deferred payments, but excluding income or profits taxes upon the income of the Landlord.

"Tenant’s Occupancy Costs” means for each Fiscal Year all Operating Costs for that Fiscal Year.

"Term” means the period of time set out in Item 7 of the Term Sheet unless sooner terminated.

"Term Sheet” means the pages identified as Term Sheet attached to this Lease; and all information and particulars contained therein shall form part of this Lease.

"Transfer” means:

(a)	an assignment, sublease, licensing or other disposition by the Tenant of this Lease or any interest therein or any interest in the Leased Premises (whether or not by operation of law) or in a partnership that is the Tenant under this Lease, or a mortgage or charge (floating or otherwise) or other encumbrance of or upon this Lease by the Tenant, except a Transfer that occurs on the death of the Transferor;

(b) a parting with or sharing of possession of all or part of the Leased Premises; and

(c)	a transfer or issue by sale, assignment, bequest, inheritance, operation of law or other disposition, or by subscription, of all or part of the corporate shares of the Tenant which results in a change in the effective voting control of the Tenant (unless the Tenant is a corporation whose shares are traded on a stock exchange in Canada or the United States of America or is a subsidiary of such a corporation).

"Transferor” and “Transferee” have meanings corresponding to the definition of “Transfer”. In the case of a Transfer described in item (c) of the definition of Transfer, the Transferor is the Person that has or would have effective voting control before the Transfer and the Transferee is the Person that has or would have effective voting control after the Transfer. The singular and plural forms of defined words and phrases shall have corresponding meanings.

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SCHEDULE C

RULES AND REGULATIONS

1. Definition — In these rules and regulations, “Tenant” includes the employees, servants, agents, invitees, subtenants and licensees of the Tenant and others over whom the Tenant can reasonably be expected to exercise its control.

2. Deliveries — The Tenant shall not permit the parking of delivery vehicles so as to interfere with the use of any driveway, walkway, parking area, or other common areas. The Tenant shall ensure that deliveries of materials and supplies to the Leased Premises are made through such entrances, elevators and corridors and at such times as may from time to time be designated by the Landlord and shall promptly pay or cause to be paid to the Landlord the cost of repairing any damage in or to the Building caused by any person making such deliveries. The Landlord reserves the right to remove at the expense and risk of the owner any vehicle not using designated vehicle standing areas.

3. Locks — At the Landlord’s request, Tenant shall provide to the Landlord keys to all locks on entrances to the Building for use by the Landlord in event of any emergency, whether real or perceived. Upon termination of the Lease, the Tenant shall surrender to the Landlord all keys of the Leased Premises and other part or parts of the Building together with any parking passes or other devices permitting entry.

4. Exterior — The Tenant shall not mount or place anything of any nature on the exterior of the Leased Premises or the Building without the prior written consent of the Landlord.

5. Garbage and Waste — The handling and disposal of garbage shall comply with arrangements prescribed by the Landlord from time to time. No disproportionate or abnormal quantity of waste material shall be allowed to accumulate in or about the Leased Premises and the cost of removal or clearing in excess of such normally provided service may be charged to the Tenant by the Landlord.

6. Maintenance — The Tenant shall provide adequate facilities and means to prevent the soiling of floors, walls and ceilings, interior and exterior, in and abutting the Building by any acts or omissions of the Tenant or otherwise.

7. Installations and Wiring — The Tenant shall not mark, paint, drill into or in any way deface the walls, ceilings, partitions, floors or other parts of the Leased Premises and the Building except with the prior written consent of the Landlord and as it may direct. If the Tenant desires electrical or communications connections, the Landlord reserves the right to coordinate qualified persons as to where and how the wires should be introduced, and without such directions, no boring or cutting for wires will be permitted. No gas pipe or electric wire will be permitted which has not been ordered or authorized in writing by the Landlord and later installed without proper municipal or provincial approvals.

8. Heating, Air Conditioning and Plumbing Systems — The Tenant shall not attempt any repairs or alterations or modifications to the heating, air conditioning or plumbing systems without the prior written consent of the Landlord unless a maintenance program has been established between the Landlord and the Tenant.

9. Water Fixtures — The Tenant shall not use the plumbing facilities for any other purpose than that for which they are constructed, and no Pollutant or foreign substance of any kind shall be thrown therein, and the Tenant shall pay the cost of any breakage, stoppage or damage resulting from a violation of this provision.

10. Personal Use of Leased Premises — The Leased Premises shall not be used for residential, lodging or sleeping purposes or for the storage of personal effects or property not required for business purposes as permitted under the Lease.

11. Heavy Articles — The Tenant shall not, in the Leased Premises or the Building, bring in, take out, position, construct, install or move anything liable to injure or destroy any part of the Building including, without limiting the generality of the foregoing, any safe, business machinery or other heavy machinery or equipment without the prior written consent of the Landlord. In giving such consent, the Landlord shall have the right, in its sole discretion, to prescribe the permitted weight and the position thereof, and the use and design of planks, skids or platforms required to distribute the weight thereof as determined by a structural engineer. All damage done to the Building by moving or using any such heavy equipment or machinery shall be repaired at the expense of the Tenant. The moving of all heavy equipment or other machinery shall occur only by prior notice, approval and arrangement with the Landlord.

12. Animals — The Tenant shall not bring any animals, except for guide dogs, into the Building.

13. Heating / Cooling — The Tenant shall not use any means of heating or cooling the Leased Premises other than that provided by or specifically otherwise permitted by the Landlord.

14. Undue Electrical Loads, Heat, Vibration — No material or equipment which could cause undue loads on electrical circuits, or undue vibration, heat or noise shall be brought into the Building or used therein by or on behalf of the Tenant, and no machinery or tools of any kind shall be affixed to or used in the Leased Premises without the prior written consent of the Landlord.

15. Fire Regulations — No Tenant shall do or permit anything to be done in the Leased Premises or bring or keep anything therein which will in any way increase the risk of fire, or violate or act at variance with the laws relating to fires or with the regulations of the fire department or the board of health based upon inspections from time to time.

16. Flammable Materials — No flammable oils or other flammable, dangerous or explosive materials shall be kept or permitted to be kept in the Leased Premises.

17. Notice of Accidents — The Tenant shall give immediate notice to the Landlord in case of fire or accident in the Leased Premises or in the Building, or in case of structural, mechanical, electrical and plumbing defects therein or in any fixtures or equipment thereof, notwithstanding the Landlord may have no obligations with respect thereto.

18. Dangerous or Immoral Activities — The Tenant shall not make any use of the Leased Premises which could result in the risk of injury to any person, nor shall the Leased Premises be used for any immoral or criminal purpose.

19. Inspection — The Landlord and the Tenant shall, at least annually, carry out an inspection of the Leased Premises and the Building, including the roof, structure and mechanical, electrical and plumbing systems.

20. Additional Rules and Regulations — The Landlord shall have the right to make such other and further rules and regulations as in its sole judgment may from time to time be necessary or of benefit for the safety, care, cleanliness and appearance of the Leased Premises, and for the preservation of good order therein.

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SCHEDULE D

LANDLORD’S AND TENANT’S WORK

TENANT’S WORK AND TENANT’S INDUCEMENT

The Leased Premises shall be accepted by the Tenant on an “as is” basis and the Landlord shall not be required to do any work in respect thereof. Any installations, removals, alterations, additions, partitions, repairs or improvements which are necessary to enable the Tenant to carry on its business on the Leased Premises shall be made, erected or installed at the sole cost of the Tenant, subject as hereinafter provided, and subject to and in accordance with the provisions of Section 7.04 of this Lease.

As an inducement to the Tenant to enter into this Lease, the Landlord shall pay to the Tenant or credit against Basic Rent as it becomes due hereunder, an amount equal to $370,956.00, plus applicable goods and services tax on such amount eligible pursuant to Part IX of the Excise Tax Act (Canada) (the “Inducement”). The Tenant shall complete the following work (the “Tenant’s Work) using the Inducement:

1. Roof restoration; and

2.	Repairs and maintenance to the parking lot, grounds, exterior lighting and signage.

Such Inducement shall not be due and payable by the Landlord until after the occurrence or completion of all of the following:

(a) the Tenant’s execution and delivery of this Lease and any acknowledgements required;
(b) (intentionally deleted);
(c) completion of all Tenant’s Work and acceptance thereof by the Landlord’s Architect;
(d) commencement by the Tenant of the conduct of its business in the Leased Premises;

(e)	delivery to the Landlord of the following:

(i)	a statutory declaration of an officer of the contractor which performed the Tenant’s Work that the contract under which such work was performed has been completed or abandoned, as those terms are defined under the Construction Lien Act (the “Act);

and one of:

(ii)	declarations of last supply in the form prescribed in the Act given by officers of all of the sub-contractors employed by the contractor in its performance of the Tenant’s Work;

or

(iii)	a certificate of completion in the form prescribed in the Act in respect of the sub-contract of each sub-contractor employed by the contractor that has performed the Tenant’s Work, together with evidence of delivery of a copy of such certificate to the sub-contractor in respect of whose sub-contract it was given;

(f)	the expiry of the periods pursuant to the Act within which workers, materialmen, contractors or suppliers in connection with completion of the Tenant’s Work may file a claim for lien for unpaid work or service performed or material supplied, provided no claim for lien for unpaid work or service performed or material supplied has been filed, and if such liens have been filed, then only upon such liens being discharged and vacated;

(g)	the delivery to the Landlord of a current certificate or proof of payment of Workers’ Compensation assessments for all Tenant’s contractors and sub-contractors; and

(h)	receipted and paid invoices, totalling not less than this Inducement verifying the actual cost of installing the Tenant’s permanently affixed leasehold improvements in the Leased Premises.

Further, the inducement shall not be due and payable if, at the time it is otherwise payable, the Tenant is in default under this Lease, or the Landlord has re-entered or become entitled to do so, or the Landlord has distrained, or the Tenant has become bankrupt, or any right, title or interest in such payment has been assigned, voluntarily or otherwise, to anyone other than the Tenant.

At the time the Inducement is paid or credited to the Tenant or at any time thereafter, upon request by the Landlord, the Tenant shall execute and deliver to the Landlord a written acknowledgement in a form satisfactory to the Landlord that the Inducement has been so paid and credited and that all of the Landlord’s obligations under this provision have been fully performed and thereafter this Lease shall be deemed to have been amended by deleting this provision therefrom.

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SCHEDULE E

ADDITIONAL COVENANTS, AGREEMENTS AND CONDITIONS
(if any)

1.	OPTION

Provided that, and for so long only as:

(a)	the Tenant pays the rents and performs each and every of the covenants, conditions and agreements in the Lease reserved and contained and on the part of the Tenant to be paid and performed and is not and has not been in default in respect of any of the same and there has been no adverse change of any sort in the Tenant’s financial condition or capacity; and

(b)	the Tenant is DELPHAX TECHNOLOGIES CANADA LIMITED or a subsidiary, parent or affiliated corporation of the Tenant (within the meaning of the Canada Business Corporations Act) and is itself in possession of and occupying and conducting its business in the whole of the Leased Premises and the Lease has not been assigned and no part of the Leased Premises has been subleased by the Tenant, the Landlord will, upon the request in writing by the Tenant given at least 9 months and not more than 12 months prior to the expiration of the Term (the “Notice Period”), grant to the Tenant a new lease of the Leased Premises for 1 further term of 5 years upon and subject to the covenants, conditions and agreements as are set forth in the Landlord’s standard form of lease for the Building then in use, and the new lease shall not contain any provision for further new leases or for renewal and the annual Basic Rent shall be the market rate for similar premises of similar size, use and location 120 days prior to the expiry date of this Lease, without deduction or allowance for or consideration of any tenant inducements, leasehold improvement allowances, rent-free periods, lease takeovers, turnkey or “build-to-suit” arrangements or other concessions or inducements offered or given by landlords to achieve such rental (the “New Annual Basic Rent”). If requested by the Tenant during the Notice Period, the Landlord will provide the Tenant with a copy of its standard form of lease for the Building then in use. The New Annual Basic Rent shall be mutually agreed to by the Landlord and the Tenant at least 90 days prior to the expiration of the Term.

In no event shall the New Annual Basic Rent be less than the annual Basic Rent payable during the last 12 months of the Term.

2. RESTORATION

The Tenant shall have no obligation to remove the following installed leasehold improvements at the end of the term of this Lease or any renewal thereof consisting of:

(i)	the storm and sanitary drains under the flooring of the Leased Premises for purposes of servicing the Tenant’s laboratories and “clean rooms”; and

(ii)	the installation of doors and other openings in the concrete wall between units 1,2 and 3 of the building.

3.	STRUCTURAL DEFECTS

The Landlord covenants with the Tenant to make all repairs to the roof, walls, foundation and floor of the Leased Premises required as a result of structural defects and arising out of defects in design or construction of the Leased Premises (provided that such repairs are required for the reasonable use of the Leased Premises by the Tenant and unless such repairs are caused or necessitated by the negligent act or omission of the Tenant or those for whom it is in law responsible, in which event the Tenant shall perform such repair at its sole cost and expense).

4. RIGHT OF FIRST OFFER TO PURCHASE

The Tenant shall have a one-time right of first offer to purchase the Leased Premises that if during the Term of this Lease and any renewals, the Landlord wishes to sell the Leased Premises, it shall first, before any such sale, deliver a notice to this effect (the “Sale Notice”) to the Tenant. The Sale Notice shall contain an offer to sell the Leased Premises to the Tenant on terms set out in the Sale Notice (such price and terms being called the “Sale Terms”). The Sale Terms shall include the Landlord’s requested price, amount of deposit required, proposed closing date (which shall be between 60 and 120 days), whether the Landlord is prepared to accept a mortgage back in partial satisfaction of the purchase price and the interest rate and the term of such mortgage to be assumed in part satisfaction the purchase price, and any other information reasonably necessary to permit the Tenant to prepare an offer to purchase the Leased Premises. Thereupon, the Tenant may, within the 15 day period after receipt of the Sale Notice (the “Option Period”) deliver an offer to purchase incorporating the Sale Terms.

If before the end of the Option Period the Tenant fails to elect to accept the offer contained in the Sale Notice, or the Tenant advises the Landlord in writing that it does not wish to accept the offer contained in the Sale Notice, the Landlord shall have the right to offer the Leased Premises for sale to a third party and accept any purchase price and thereafter this right of first offer to purchase shall be null and void and the Landlord will be released from any further obligation to offer the Leased Premises to the Tenant.

5. RIGHT OF FIRST REFUSAL TO PURCHASE

If the Landlord receives and accepts an unsolicited offer (the “Offer”) from a bona fide third party (the “Offeror”) to purchase the Leased Premises, it shall first, before any such sale deliver a notice to this effect to the Tenant with a true copy of the Offer attached (the “Offering Notice”). Thereupon, the Tenant may, within the 5 day period after receipt of the Offering Notice (the “Option Period”) deliver notice (the “Election Notice”) to the Landlord that the Tenant elects to purchase the Leased Premises upon the terms and conditions contained in the Offer, which purchase shall be completed within 45 days following expiry of the Option Period or within such longer period of time as may be provided for in the Offer.

If before the end of the Option Period, the Tenant fails to deliver the Election Notice to the Landlord, the Landlord shall be entitled to sell the Leased Premises.

6. CONSENT TO SUBLEASE

The Landlord acknowledges that the Tenant is currently leasing the Leased Premises from the Landlord under a lease dated the 27th day of June, 1986 and as amended and assigned (the “Current Lease”) between the Landlord and the Tenant (which Current Lease expires on the day prior to the Commencement Date) and, pursuant to the terms of the Current Lease, the Tenant has subleased approximately 22,171 square feet of the Leased Premises to Access Metal Service Inc. (the “Subtenant”). If the Tenant intends to enter into a further sublease with the Subtenant during the Term of this Lease, the Landlord hereby agrees that it shall consent to such sublease subject to the Tenant and the Subtenant, prior to the commencement date of such sublease, executing the Landlord’s consent to sublease document as required pursuant to the terms of Article 12 of this Lease.

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SCHEDULE F

FORM OF INDEMNITY AGREEMENT (if applicable)

INTENTIONALLY DELETED

SCHEDULE G

SECURITY INTEREST — REMEDIES ON DEFAULT

INTENTIONALLY DELETED

SCHEDULE H

CONTENTS OF LEASED PREMISES

The following Schedule H is referred to in Section 9.05, Environmental Issues, in the Lease.

All contents and materials, other than standard office furnishings and supplies, stored in the Leased Premises are as follows:

(please include, in detail, all materials, Pollutants, including but not limited to, chemicals and related items that are used and/or stored in the Leased Premises)

SCHEDULE I

CERTIFICATE OF COMPLIANCE

DATED: August 3, 2005

NAME OF TENANT:	DELPHAX TECHNOLOGIES CANADA LIMITED

PHONE NUMBER: 905.238.2961	FAX NUMBER: 905.238.3402

ADDRESS:	5030-5040 Timberlea Blvd.

Mississauga, Ontario

L4W 2S5

SUITE NO.:	5030/5040

LEGAL DESCRIPTION OF PROPERTY
:

ALL AND SINGULAR that certain parcel or tract of land and premises situate, lying and being in the City of Mississauga, in the Regional Municipality of Peel, and being composed of part of Block H, according to a Plan filed in the Land Registry Office for the Land Titles Division of Peel as Number M-219, designated as Parts 3 and 7 on a Plan of Survey of Record registered in the said Land Registry Office as Number 43R-6987.

RESERVING the rights set out as set out I Instrument No. 234803;

SUBJECT to an easement over that part of Block H, designated as Part 7 on Reference Plan 43R-6987, as set out in Instrument No. 207133.

Being the whole of Parcel H-12 in the register for Section M-219.

The Tenant hereby represents and warrants to the Landlord after due inquiry and investigation, that, during the past 12 months prior to the date of this Certificate of Compliance, or from and after the last Certificate of Compliance executed by the Tenant, whichever period is the longer, the Tenant is and has been in compliance with all applicable Environmental Laws, and that no environmental incidents have occurred that have the potential to impact on or impair the value of the Landlord’s Project in any manner, or the Landlord’s security interest.

The Tenant authorizes the Landlord to request from any municipal, provincial or federal government authority or regulatory agency detailed information about any environmental risk or liability associated with the Tenant and the Leased Premises, including but not limited to copies of any certificates, consents, permits, approvals or orders issued by any of them. The Tenant agrees to provide its written consent to any municipal, provincial or federal government authority or regulatory agency which may require such consent in order to provide such information to the Landlord.

The Tenant undertakes to promptly notify the Landlord in writing should any new or existing environmental hazard or incident involving the Tenant’s operations in the Leased Premises become known to the Tenant.

WITNESS to signature	TENANT:

of Tenant:	DELPHAX TECHNOLOGIES CANADA

LIMITED

signature: /s/ William Claque	By: /s/ Dieter P. Schilling

Name: Dieter P. Schilling

print name: Mr. William Claque	Title: Corp VP Eng & Mfg	c/s

address: 48 Maryann Price Lane	By: /s/ Ray Vella 9/8/05

Cambridge ON	Name: Ray Vella

Title: Controller

occupation: Owner VIP Catering	I/We have authority to bind the Corporation